UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Tellurian Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tellurian Inc.

1201 Louisiana Street, Suite 3100

Houston, Texas 77002

(832) 962-4000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on Wednesday, June 5, 2019

To the Stockholders of Tellurian Inc.:

We will hold an annual meeting of the stockholders of Tellurian Inc. (“Tellurian” or the “Company”), a Delaware corporation, on Wednesday, June 5, 2019, at 8:30 a.m. local time at the Petroleum Club of Houston, located at 1201 Louisiana Street, 35th Floor, Houston, Texas 77002, for the following purposes:

1.            To elect the three nominees identified in the enclosed proxy statement as members of the board of directors of Tellurian, each to hold office for a three-year term expiring at the 2022 annual meeting of stockholders;

2.            To approve, for purposes of Nasdaq Listing Rule 5635, the issuance by the Company of shares of common stock of the Company, par value $0.01 per share, to TOTAL Delaware, Inc., pursuant to the terms of the Common Stock Purchase Agreement, dated April 3, 2019, by and between the Company and TOTAL Delaware, Inc. (the “Share Issuance Proposal”);

3.            To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019; and

4.            To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only holders of record of Tellurian common stock, par value $0.01 per share, or Tellurian Series C convertible preferred stock, par value $0.01 per share, at the close of business on •, 2019, the record date for the annual meeting, are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

Tellurian’s board of directors recommends that you vote (1) “FOR” the election of each individual named as a director nominee in the enclosed proxy statement to the Company’s board of directors for a three-year term, (2) “FOR” the Share Issuance Proposal and (3) “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.

To ensure your representation at the annual meeting, please complete and promptly mail your proxy card in the return envelope enclosed, or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card or voting instruction card.  This will not prevent you from voting in person but will help to secure a quorum for the annual meeting and avoid added solicitation costs.  If your shares are held in “street name” by your broker, bank or other nominee, only that holder can vote your shares, and the vote cannot be cast on Proposal 1 or 2 unless you provide instructions to your broker, bank or other nominee.  You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your nominee to vote your shares.  Your proxy may be revoked at any time before it is voted.  Please review the proxy statement accompanying this notice for more complete information regarding the annual meeting.

By Order of the Board of Directors,

Meredith S. Mouer, Senior Vice President, Deputy General Counsel and Corporate Secretary
•, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 5, 2019

Our notice of annual meeting of stockholders, proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at http://www.proxyvote.com.

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT ALL PROXIES YOU RECEIVE.  STOCKHOLDERS OF RECORD CAN SUBMIT THEIR PROXIES IN ANY ONE OF THREE WAYS:

•                 BY TELEPHONE: CALL THE TOLL-FREE NUMBER ON YOUR PROXY CARD TO SUBMIT YOUR PROXY BY PHONE;

•                 VIA INTERNET: VISIT THE WEBSITE ON YOUR PROXY CARD TO SUBMIT YOUR PROXY VIA THE INTERNET; OR

•                 BY MAIL: MARK, SIGN, DATE, AND MAIL YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

THE METHOD BY WHICH YOU DECIDE TO SUBMIT YOUR PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE AT THE ANNUAL MEETING.  IF YOU LATER DECIDE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY VOTE YOUR SHARES EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

IF YOU HOLD YOUR SHARES THROUGH A BANK, BROKER OR OTHER NOMINEE, YOU MUST FOLLOW THE VOTING INSTRUCTIONS PROVIDED BY THE NOMINEE.  IN ADDITION, YOU MUST OBTAIN A PROXY, EXECUTED IN YOUR FAVOR, FROM THE NOMINEE TO BE ABLE TO VOTE IN PERSON AT THE MEETING.  YOU MAY BE ABLE TO SUBMIT YOUR VOTING INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS THE NOMINEE PROVIDES.

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

Tellurian Inc.

1201 Louisiana Street, Suite 3100

Houston, Texas 77002

(832) 962-4000

PROXY STATEMENT

The Tellurian Inc. (“Tellurian” or the “Company”) board of directors (the “Board”) is soliciting the accompanying proxy for use in connection with the annual meeting of stockholders (including any adjournment or postponement thereof, the “Meeting”) to be held on Wednesday, June 5, 2019, at 8:30 a.m. local time at the Petroleum Club of Houston, located at 1201 Louisiana Street, 35th Floor, Houston, Texas 77002.

This proxy statement and the accompanying notice of annual meeting, proxy card and Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are being mailed to stockholders on or about •, 2019.

EXPLANATORY NOTE REGARDING MAGELLAN/TELLURIAN MERGER

On February 10, 2017, Tellurian, which was formerly known as Magellan Petroleum Corporation (“Magellan”), completed the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of August 2, 2016, by and among Magellan, Tellurian Investments Inc., now known as Tellurian Investments LLC (“Tellurian Investments”), and River Merger Sub, Inc. (“Merger Sub”), as amended.  At the effective time of the Merger, each outstanding share of common stock of Tellurian Investments was canceled and converted into the right to receive 1.3 shares of common stock of Magellan, and Merger Sub merged with and into Tellurian Investments, with Tellurian Investments continuing as the surviving corporation and a subsidiary of Magellan.  In addition, at or contemporaneously with the closing of the Merger:

•                 Magellan amended its certificate of incorporation and bylaws to change its name to “Tellurian Inc.”

•                 Each of the members of the Company’s Board resigned, and those directors were replaced by directors designated by Tellurian Investments.

•                 Members of the senior management of Tellurian Investments were appointed as the executive officers of the Company, except that Antoine Lafargue, Chief Executive Officer and Chief Financial Officer of Magellan, remained as the Chief Financial Officer of the Company.

•                 The Company changed its fiscal year end from June 30 to December 31.

This proxy statement includes certain historical information relating to the executive officers of the Company during periods ended prior to the completion of the Merger, including the six-month period ended December 31, 2016 (the “Transition Period”).  This proxy statement also includes certain disclosures concerning the Board and officers currently in office.  We use the term “Magellan” in this proxy statement to refer to the Company prior to the completion of the Merger.

INFORMATION ABOUT THE MEETING

Date, Time, and Place

The Meeting will take place at 8:30 a.m. local time, on Wednesday, June 5, 2019, at the Petroleum Club of Houston, located at 1201 Louisiana Street, 35th Floor, Houston, Texas 77002.

Purpose; Other Matters

At the Meeting, holders of Tellurian shares will be asked to consider and vote upon three proposals.  The first proposal will be to elect to the Board for a three-year term the three individuals named as director nominees in this proxy statement.  The second proposal will be to approve the issuance of shares of Tellurian common stock to TOTAL Delaware, Inc. as described in “Proposal 2—Approval of Share Issuance Proposal” below (the “Share Issuance Proposal”).  The third proposal will be to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.

Holders of Tellurian shares may also be asked to consider and vote upon such other matters as may properly come before the Meeting, or any adjournment or postponement of the Meeting.  As of the mailing date of this proxy statement, the Board knows of no other matter to be presented at the Meeting.  If, however, other matters are properly brought before the Meeting, or any adjournment or postponement of the Meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment with respect to those matters.

Recommendation of the Tellurian Board

The Board has carefully considered each of the matters to be considered at the Meeting.  Based on its review, the Board recommends that you vote (i) “FOR” the election of each individual named as a director nominee in this proxy statement to the Board for a three-year term, (ii) “FOR” the Share Issuance Proposal and (iii) “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.

Record Date, Outstanding Shares, and Voting Rights

Each holder of record of Tellurian common stock or Tellurian Series C convertible preferred stock, par value $0.01 per share (the “Preferred Stock”), at the close of business on •, 2019, the record date, is entitled to notice of and to vote at the Meeting.  Each such stockholder is entitled to cast one vote for each share of Tellurian common stock or Preferred Stock owned on each matter properly submitted to a vote of stockholders at the Meeting.  As set forth in the Company’s Certificate of Designations of Series C Convertible Preferred Stock, the Preferred Stock votes on an as-converted to Tellurian common stock basis, which currently is a one-to-one basis, with respect to any and all matters presented to the stockholders for their action or consideration.  As of the record date, there were • shares of Tellurian common stock and • shares of Preferred Stock issued and outstanding and entitled to vote at the Meeting.  The holders of the Preferred Stock and the holders of Tellurian common stock are voting together as a single class on each of the proposals to be considered at the Meeting.

Quorum and Vote Required; “Broker Non-Votes” and Abstentions

Quorum Required

A quorum of Tellurian stockholders is necessary to hold the Meeting.  In accordance with the Company’s bylaws, the holders of 33 1/3% of the total number of shares issued and outstanding and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business.  Stockholders are counted as present at the Meeting if they are present in person or have authorized a valid proxy.  The presence of holders of at least • shares of Tellurian common stock and Preferred Stock in the aggregate will constitute a quorum.  Under the General Corporation Law of the State of Delaware (the “DGCL”), abstentions and “broker non-votes” (described below) are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Meeting.  Shares of Tellurian common stock or Preferred Stock held by stockholders who are not present in person or by proxy will not be counted towards a quorum.

Vote Required

The election of each director nominee set forth in Proposal 1, and the approval of Proposals 2 and 3, will require the affirmative vote of the holders of a majority of the votes cast with respect to the relevant matter.

Differences Between Holding Shares as a Stockholder of Record and as a Beneficial Owner; Broker Non-Votes

If your shares are registered directly in your name with Tellurian’s transfer agent, Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), you are considered the “stockholder of record” of those shares, and the notice of annual meeting of stockholders, proxy statement, proxy card and Annual Report on Form 10-K for the fiscal year ended December 31, 2018 have been sent directly to you by Tellurian.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of such shares held in “street name,” and the proxy materials have been forwarded to you by your broker, bank or other nominee.  As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by using the voting instruction card included in the mailing or by following the instructions for submitting your voting instructions by telephone or on the Internet.

Broker non-votes occur when a nominee holding Tellurian shares for a beneficial owner returns a properly executed or otherwise submitted proxy but has not received voting instructions from the beneficial owner, and such nominee does not possess discretionary authority on one or more proposals with respect to such shares.  Brokers are not allowed to exercise their voting discretion with respect to the approval of matters which are considered “non-routine” under applicable rules without specific instructions from the beneficial owner.  Proposals 1 and 2 are considered non-routine, and Proposal 3 is considered routine.  Accordingly, your broker will not be entitled to vote your shares on Proposal 1 or 2 unless you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement, but your broker will be entitled to vote your shares on Proposal 3 without such instructions.

Abstentions

An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal.  Stockholders may abstain with respect to any of the proposals described in this proxy statement by returning a properly executed or otherwise submitted proxy.

Effects of Broker Non-Votes and Abstentions

Pursuant to Delaware law and our bylaws, abstentions are not considered votes cast and therefore will not have an effect on the outcome of the vote on any of the proposals to be considered at the Meeting.  Similarly, broker non-votes are not considered votes cast and therefore will have no effect on the outcome of the vote on Proposal 1 or 2.  Because Proposal 3 is considered a routine matter and brokers will be entitled to vote your shares in their discretion if no voting instructions are timely received, there will be no broker non-votes with respect to that proposal.

Voting by Tellurian Directors and Executive Officers

As of the record date, the directors and executive officers of Tellurian beneficially owned and were entitled to vote • shares of Tellurian common stock, which represent approximately •% of the voting power of the Tellurian capital stock, including the Preferred Stock.  The directors and executive officers of Tellurian are expected to vote “FOR” all of the proposals being considered at the Meeting.

Adjournment and Postponement

Adjournments and postponements of the Meeting may be made for the purpose of, among other things, soliciting additional proxies.  The Meeting may be adjourned by the chairman of the Meeting or the vote of a majority of Tellurian shares present in person or represented by proxy at the Meeting, even if less than a quorum.

Voting of Proxies

Voting by Proxy Card

All Tellurian shares entitled to vote and represented by properly executed proxies received prior to the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions indicated on the proxy card accompanying this proxy statement.  If no direction is given and the proxy is validly executed, the stock represented by the proxy will be voted in favor of the election of each director nominee named in Proposal 1 and “FOR” Proposals 2 and 3.  The persons authorized under the proxies will vote upon any other business that may properly come before the Meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  Tellurian does not anticipate that any other matters will be raised at the Meeting.

If you are a holder of record, there are two additional ways to submit your proxy:

Submit your proxy by telephone—call toll free 1-800-690-6903.

•                 Submit your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on June 4, 2019.

•                 Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.  Follow the instructions the voice provides you.

Submit your proxy by the Internet—http://www.proxyvote.com.

•                 Use the Internet to submit your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on June 4, 2019.

•                 Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.  Follow the instructions to obtain your records and create an electronic ballot.

Submitting your proxy by telephone or Internet authorizes the named proxies to vote your shares at the Meeting or any adjournment or postponement thereof in the same manner as if you had marked, signed and returned your proxy card.  The law of Delaware, where Tellurian is incorporated, allows a proxy to be sent electronically, so long as it includes or is accompanied by information that lets the inspector of elections know that it has been authorized by the stockholder.

If your shares are held in street name, your broker, bank or other nominee may provide the option of submitting your voting instructions through the Internet or by telephone instead of by mail.  Please check the voting instruction card provided by your broker, bank or other nominee to see which options are available and the procedures to be followed.

Voting by Attending the Meeting

Holders of record of Tellurian shares and their authorized proxies may also vote their shares in person at the Meeting.  If you attend the Meeting, you may submit your vote in person, and any previous proxies submitted by you will be superseded by the vote that you cast at the Meeting.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the Meeting.  If you are a holder of record, you may revoke your proxy by:

1.                 giving written notice of revocation no later than the commencement of the Meeting to Tellurian’s Corporate Secretary:

•                 if before commencement of the Meeting on the date of the Meeting, by personal delivery to Tellurian’s Corporate Secretary at the Petroleum Club of Houston, located at 1201 Louisiana Street, 35th Floor, Houston, Texas 77002; and

•                 if delivered before the date of the Meeting, to Tellurian’s Corporate Secretary at Tellurian’s offices, 1201 Louisiana Street, Suite 3100, Houston, Texas 77002;

2.                 delivering no later than the commencement of the Meeting a properly executed, later-dated proxy; or

3.                 voting in person at the Meeting; however, simply attending the Meeting without voting will not revoke an earlier proxy.

Voting by proxy will in no way limit your right to vote at the Meeting if you later decide to attend in person.  If your stock is held in the name of a broker, bank or other nominee, you must obtain a proxy, executed in your favor, to be able to vote at the Meeting, and must follow instructions provided to you by your broker, bank or other nominee to revoke or change your vote.

Solicitation of Proxies; Expenses

The entire expense of preparing and mailing this proxy statement and any other soliciting material (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, and solicitors, public relations, transportation, and litigation) will be borne by Tellurian.  In addition to the use of the mail, Tellurian or certain of its officers or other employees may solicit proxies by telephone and personal solicitation; however, no additional compensation will be paid to those officers or employees in connection with such solicitation.  The Company has retained Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902, for a fee of $7,500, plus out-of-pocket expenses, to assist in soliciting proxies in connection with the Meeting.  In addition, the Company has retained Broadridge to provide or coordinate specified telephone and Internet voting, mailing, handling, tabulation, and document hosting services.  The estimated fees and expenses payable to Broadridge by the Company for these services are approximately $33,500, plus per item charges for each registered or beneficial stockholder vote, per document charges for the hosting services, and reimbursement of Broadridge’s mailing costs and expenses.

Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward solicitation material to the beneficial owners of Tellurian stock that such institutions hold of record, and the Company will reimburse such institutions for their reasonable out-of-pocket disbursements and expenses.

No Appraisal Rights

There are no appraisal rights pursuant to Section 262 of the DGCL with respect to any of the proposed corporate actions on which the stockholders are being asked to vote.

Assistance

If you need assistance in completing your proxy card, have questions regarding the Meeting, the proposals to be made at the Meeting or how to submit your proxy, or want additional copies of this proxy statement or the enclosed proxy card, please contact either of the following:

Corporate Secretary Tellurian Inc. 1201 Louisiana Street, Suite 3100 Houston, Texas 77002 Telephone: (832) 962-4000 Facsimile: (832) 962-4055 E-mail: CorpSec@tellurianinc.com	Morrow Sodali LLC 470 West Avenue Stamford, Connecticut 06902 Telephone: (203) 658-9400 Toll Free: (800) 662-5200 Facsimile: (203) 658-9444 E-mail: tell.info@morrowsodali.com

PROPOSAL 1—ELECTION OF DIRECTORS TO THE COMPANY’S BOARD

In accordance with the Company’s certificate of incorporation, three directors are to be elected at the Meeting to hold office for a term of three years, expiring at the 2022 annual meeting of stockholders.  The Company’s certificate of incorporation provides for three classes of directors who are to be elected for terms of three years each and until their successors shall have been elected and shall have been duly qualified.  All of the nominees for election at the Meeting, Brooke Peterson, Charif Souki and Don Turkleson, are currently serving as directors of the Company.  Each of Messrs. Peterson, Souki and Turkleson has consented to being named in this proxy statement as a nominee for election as a director and will serve as a director if elected.

Under the Company’s bylaws, a director will be elected if he or she receives the affirmative vote of the holders of a majority of the votes cast with respect to an election that is not a contested election.  Abstentions and broker non-votes will not be considered votes cast for this purpose and therefore will not have an effect on the outcome of the election.  Proxies may be voted only for the number of director nominees named by the Board.

Background Information About the Nominees and Other Directors

The following sets forth certain information about (i) each of the Company’s nominees for election as a director at the Meeting to hold office for a term expiring at the 2022 annual meeting of stockholders, and (ii) each director whose term of office continues beyond the Meeting.  The information presented includes, with respect to each such person: (a) the year during which he or she first became a director of the Company; (b) his or her other positions with the Company, if any; (c) his or her business experience for at least the past five years; (d) any other director positions held currently or at any time during the past five years with any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, as amended; (e) information regarding involvement in certain legal or administrative proceedings, if applicable; (f) his or her age as of the date of this proxy statement; and (g) the experience, qualifications, attributes, or skills that led to the conclusion that the person should serve as a director for the Company.  There are no family relationships among any of Tellurian’s directors or executive officers.

Vote Required for Approval

The election of each director nominee pursuant to Proposal 1 will require the affirmative vote of the holders of a majority of the votes cast with respect to the election, assuming that a quorum exists.

If you fail to vote or submit a proxy or fail to instruct your broker to vote or vote to “abstain,” it will have no effect on the election of director nominees pursuant to Proposal 1, assuming that a quorum exists.

Board Recommendation

The Board unanimously recommends that Tellurian stockholders vote to elect each of Brooke Peterson, Charif Souki and Don Turkleson to the Board for a three-year term.

Director Nominees to Hold Office for a Term Expiring at the 2022 Annual Meeting of Stockholders

Name	Other Positions Held with the Company	Age and Business Experience

Brooke A. Peterson	Chairman of the Compensation Committee and Member of the Audit Committee and Governance and Nominating Committee

Mr. Peterson (age 69) has served as a director of Tellurian since the completion of the Merger in February 2017, and he served as a director of Tellurian Investments from July 2016 to February 2017.  He has been involved in construction, resort development and real estate for more than 35 years and has been extensively involved in non-profit work since moving to Aspen, Colorado, in 1975.  Mr. Peterson is a member of the Colorado Bar and has been licensed to practice law for over 30 years, has served as an arbitrator and mediator since 1985, and has served as a Municipal Court Judge in Aspen since 1981.  Mr. Peterson has served as Manager of Ajax Holdings LLC and its affiliated companies since December 2012 and as the Chief Executive Officer of Coldwell Banker Mason Morse since January 2013.  Mr. Peterson earned his B.A. degree from Brown University in 1972 and his J.D. degree from the University of Denver College of Law in 1975.

Mr. Peterson’s qualifications to serve as a director of Tellurian include his knowledge of and experience in project development and the construction industry.

Charif Souki	Chairman of the Board

Mr. Souki (age 66) has served as a director of Tellurian since the completion of the Merger in February 2017, and he served as a director and Chairman of the board of directors of Tellurian Investments from February 2016 to February 2017.  Mr. Souki founded Cheniere Energy, Inc. (“Cheniere”) in 1996 and served as Chairman of the board of directors (2000–2015), Chief Executive Officer (2003–2015), and President (2003–2004 and 2008–2015) until December 2015.  Prior to Cheniere, Mr. Souki was an investment banker.  Mr. Souki serves on the board of trustees of the American University of Beirut, as a member of the Advisory Board of the Center on Global Energy Policy at Columbia University, and on the International Advisory Board for the Neurological Research Institute (NRI) at Texas Children’s Hospital.  Mr. Souki received a B.A. from Colgate University and an M.B.A. from Columbia University.

Mr. Souki is qualified to serve as a director of Tellurian due to his knowledge of and experience in the liquefied natural gas (“LNG”) industry, including his leading the conception, development and construction of the first large-scale LNG export facility in the United States.  In addition to his industry experience, his qualifications include his leadership skills, long-standing senior management experience and public company board experience in the LNG industry.

Name	Other Positions Held with the Company	Age and Business Experience

Don A. Turkleson	Chairman of the Audit Committee and Member of the Compensation Committee

Mr. Turkleson (age 64) has served as a director of Tellurian since March 2017, and he served as Vice President and Chief Financial Officer of Gulf Coast Energy Resources, LLC, a privately held energy exploration and production company, from April 2012 until his retirement in April 2015.  He served as Senior Vice President and Chief Financial Officer of Cheniere Energy Partners GP, LLC, the general partner of Cheniere Energy Partners, L.P. (NYSE American: CQP), an indirect subsidiary of Cheniere, from November 2006 to March 2009 and was a member of the board of directors of Cheniere Energy Partners GP, LLC from November 2006 until September 2012.  From December 2013 until February 2017, Mr. Turkleson served on the board of directors and audit committee of Cheniere Energy Partners LP Holdings, LLC.  Since February 2018, Mr. Turkleson has served on the board of directors and as chairman of the finance and audit committees of ACCEL Energy Canada Limited, a privately held company constructing and operating facilities for the delivery of energy, ultra-clean fuels and specialty products.  From November 2013 until July 2015, he served on the board of directors of the general partner of QEP Midstream Partners, L.P., a midstream publicly traded master limited partnership.  In addition, he served on the board of directors and as the chairman of the audit committee of Miller Energy Resources, Inc., a publicly traded energy exploration, production and drilling company, from January 2011 to April 2014.  Mr. Turkleson is a Certified Public Accountant and received a B.S. in Accounting from Louisiana State University.  He is also a Board Governance Fellow with the National Association of Corporate Directors.

Mr. Turkleson’s qualifications to serve as a director of Tellurian include his background and experience in the energy industry and his background as a Certified Public Accountant.

Directors Continuing in Office for a Term Expiring at the 2020 Annual Meeting of Stockholders

Name	Other Positions Held with the Company	Age and Business Experience

Diana Derycz-Kessler	Member of the Audit Committee, Compensation Committee, and Governance and Nominating Committee

Ms. Derycz-Kessler (age 54) has served as a director of Tellurian since the completion of the Merger in February 2017, and she served as a director of Tellurian Investments from December 2016 to February 2017.  Ms. Derycz-Kessler has an extensive background in law, business and finance and has been an investor in private and public companies, including as a principal of investment advisory firm Bristol Capital Advisors, LLC since 2000.  Her companies invest in emerging growth public and private companies that are in a variety of sectors, including oil and gas and real estate, among others.  Through her investment activities, she has assumed active operational roles, including special counsel to Bristol Capital

Name	Other Positions Held with the Company	Age and Business Experience

Advisors, LLC, a 17-year tenure as Chief Executive Officer of media arts college Los Angeles Film School, and manager of commercial property partnerships.  Ms. Derycz-Kessler’s early career began as a lawyer in the international oil and gas sector, working at the law firm of Curtis, Mallet-Prevost, Colt & Mosle LLP in New York.  Subsequently, she joined Occidental Petroleum Corporation, overseeing legal for its Latin American exploration and production operations.  Ms. Derycz-Kessler holds a law degree from Harvard Law School and a master’s degree from Stanford University in Latin American Studies.  She obtained her undergraduate “double” degree in History and Latin American Studies from University of California, Los Angeles (UCLA).

Ms. Derycz-Kessler’s qualifications to serve as a director of Tellurian include her knowledge of and experience in the energy industry and her leadership and management experience.

Dillon J. Ferguson	Chairman of the Governance and Nominating Committee

Mr. Ferguson (age 71) has served as a director of Tellurian since the completion of the Merger in February 2017, and he served as a director of Tellurian Investments from December 2016 to February 2017.  Mr. Ferguson is a partner at Pillsbury Winthrop Shaw Pittman LLP in its energy and litigation practices.  Mr. Ferguson focuses his practice on oil and gas law, with an emphasis on both transaction and litigation matters.  His clients are comprised of companies and individuals who are engaged in oil and gas activities, including exploration, production, processing, transportation, marketing and consumption.  Mr. Ferguson has been a partner at Pillsbury Winthrop Shaw Pittman LLP since May 2016.  He was a partner at Andrews Kurth LLP from 2001 to May 2016.  Mr. Ferguson earned his B.B.A. from The University of Texas at Austin in 1970 and his J.D. from South Texas College of Law in 1973.

Mr. Ferguson’s qualifications to serve as a director of Tellurian include his experience practicing law and counseling energy companies involved in a wide array of transaction and litigation matters.

Meg A. Gentle	President and Chief Executive Officer

Ms. Gentle (age 44) has served as a director and as President and Chief Executive Officer of Tellurian since the completion of the Merger in February 2017 and as President and Chief Executive Officer of Tellurian Investments since August 2016.  Previously, at Cheniere, Ms. Gentle served as Executive Vice President – Marketing (February 2014–August 2016), Senior Vice President – Marketing (June 2013–February 2014), Senior Vice President and Chief Financial Officer (March 2009–June 2013), Senior Vice President – Strategic Planning & Finance (February 2008–March 2009), and other roles in strategic planning (June 2004–February 2008).  From 2007 to August 2016, Ms. Gentle was a member of the board of directors of Cheniere Energy Partners GP, LLC, the general partner of Cheniere Energy Partners, L.P. (NYSE American: CQP), an indirect subsidiary of Cheniere.  Prior to

Name	Other Positions Held with the Company	Age and Business Experience

joining Cheniere, Ms. Gentle spent eight years in energy market development, economic evaluation and long-range planning.  She conducted international business development and strategic planning for Anadarko Petroleum Corporation, a publicly traded independent energy company, from January 1998 to May 2004 and energy market analysis for Pace Global Energy Services, an energy management and consulting firm, from August 1996 to December 1998.  Ms. Gentle received a B.A. in Economics and International Affairs from James Madison University in May 1996 and an M.B.A. from Rice University in May 2004.

Ms. Gentle’s qualifications to serve as a director of Tellurian include her knowledge of and experience in the LNG industry and her experience and expertise in finance, financial reporting and management.

Directors Continuing in Office for a Term Expiring at the 2021 Annual Meeting of Stockholders

Name	Other Positions Held with the Company	Age and Business Experience

Martin J. Houston	Vice Chairman of the Board

Mr. Houston (age 61) has served as a director of Tellurian since the completion of the Merger in February 2017, and he served as a director of Tellurian Investments from February 2016 to February 2017.  He was also President of Tellurian Investments from February 2016 until August 2016.  Immediately prior to Tellurian Investments, Mr. Houston served as Chairman of Parallax Enterprises LLC (“Parallax Enterprises”) starting in December 2014.  From February 2014 until December 2014, Mr. Houston was performing preliminary work related to the formation and business of Parallax Enterprises.  Having spent more than three decades at BG Group plc, a Financial Times Stock Exchange (FTSE) 10 international integrated oil and gas company, Mr. Houston retired in February 2014 as the BG Group plc’s Chief Operating Officer and an executive director, which positions he held beginning in November 2011 and 2009, respectively.  He is a former director of the Society of International Gas Tanker and Terminal Operators (SIGTTO), and from 2008 to 2014 he was the vice president for the Americas of GIIGNL, the International Group of Liquefied Natural Gas Importers.  From November 2014 to February 2018, Mr. Houston was the international chairman of the Houston-based investment bank Tudor Pickering Holt.  From August 2017 to February 2018, he was a senior advisor to Gresham Advisory Partners Limited, an M&A advisory firm based in Sydney, Australia.  Mr. Houston is a senior advisor and chairman of the global energy group of Moelis & Company (a global independent investment bank), sits on the National Petroleum Council of the United States, and is a nonexecutive director of CC Energy Development (a private oil and gas exploration and production company).  Mr. Houston was the first recipient of the CWC LNG Executive of the Year award in 2011 and is a Companion of the Institution of Gas Engineers and Managers as well as a Fellow of

Name	Other Positions Held with the Company	Age and Business Experience

the Geological Society of London.  In addition, he is on the advisory board of the Center on Global Energy Policy at Columbia University’s School of International Public Affairs (SIPA) in New York.  Mr. Houston received a bachelor’s degree in Geology from Newcastle University in England in 1979 and a master’s degree in Petroleum Geology from Imperial College in London in 1983.

Mr. Houston’s qualifications to serve as a director of Tellurian include his knowledge of and experience in the LNG industry.  In addition to his industry experience, his qualifications include his leadership skills and long-standing senior management experience in the energy industry.

Eric P. Festa

Mr. Festa (age 49) has served as a director of Tellurian since December 2018.  Since October 2017, he has served as Vice President of Asset Management for the Gas division of TOTAL S.A.  From August 2015 to September 2017, Mr. Festa served as Managing Director of an exploration and production affiliate of TOTAL S.A. in the Middle East.  In addition, he served as Vice President of Upstream M&A of TOTAL S.A. from June 2014 to July 2015 and as Vice President of Upstream Corporate Strategy of TOTAL S.A. from September 2012 to June 2014.  Mr. Festa previously served in other roles and capacities with TOTAL S.A. and its affiliated entities, including in business development, project management, gas plant management, and planning and development, and as an economist.  Since October 2018, he has served on the board of managers of Cameron LNG Holdings, LLC.  Mr. Festa received a MEng degree in energy from French engineering school CentraleSupélec and a master’s degree from the French Petroleum Institute (IFP School) in Paris, and was a visiting scientist in the Energy Lab at the Massachusetts Institute of Technology.

Mr. Festa’s qualifications to serve as a director of Tellurian include his knowledge of and experience in the energy industry.

TOTAL Delaware, Inc. (“TOTAL”), a Delaware corporation and subsidiary of TOTAL S.A., has the right to designate for election one member of Tellurian’s Board.  Mr. Festa is the current TOTAL designee.  TOTAL will retain this right for so long as its percentage ownership of Tellurian’s voting stock is at least 10%.  In January 2017, Tellurian, Tellurian Investments, TOTAL, Charif Souki, the Souki Family 2016 Trust, and Martin Houston entered into a voting agreement pursuant to which Messrs. Souki and Houston and the Souki Family 2016 Trust agreed to vote all shares of Tellurian stock that they own in favor of the TOTAL Board designee for so long as TOTAL owns not less than 10% of the outstanding shares of Tellurian common stock (the “2017 TOTAL Voting Agreement”).

Executive Officers

As of April 12, 2019, our executive officers were as follows:

Name	Title	Age

Meg A. Gentle	President and Chief Executive Officer	44
R. Keith Teague	Executive Vice President and Chief Operating Officer	54
Antoine J. Lafargue	Senior Vice President and Chief Financial Officer	44
Daniel A. Belhumeur	General Counsel and Chief Compliance Officer	40
Khaled A. Sharafeldin	Chief Accounting Officer	56

See “Proposal 1—Election of Directors to the Company’s Board—Directors Continuing in Office for a Term Expiring at the 2020 Annual Meeting of Stockholders” for biographical information concerning Ms. Gentle.

R. Keith Teague has served as the Executive Vice President and Chief Operating Officer of Tellurian since the completion of the Merger in February 2017, and he served as Executive Vice President and Chief Operating Officer of Tellurian Investments from October 2016 until the completion of the Merger.  Previously, at Cheniere, Mr. Teague served as Executive Vice President, Asset Group (February 2014–September 2016), Senior Vice President –Asset Group (April 2008–February 2014), Vice President –Pipeline Operations (May 2006–April 2008), and Director of Facility Planning (February 2004–May 2006).  Mr. Teague also served as President of CQH Holdings Company, LLC (formerly known as Cheniere Pipeline Company), a wholly owned subsidiary of Cheniere, from January 2005 until September 2016.  From December 2001 until September 2003, Mr. Teague served as the Director of Strategic Planning for the CMS Panhandle Companies.  He began his career with Texas Eastern Transmission Corporation, where he managed pipeline operations and facility expansion projects.  Mr. Teague received a B.S. in Civil Engineering from Louisiana Tech University and an M.B.A. from Louisiana State University.

Antoine J. Lafargue has served as the Senior Vice President and Chief Financial Officer of Tellurian since February 2017, and he served as Magellan’s President and Chief Executive Officer, Chief Financial Officer, Treasurer and Corporate Secretary from August 2016 until February 2017.  He ceased holding each of those positions other than Chief Financial Officer upon the completion of the Merger.  From June 2015 to August 2016, Mr. Lafargue served as Magellan’s Senior Vice President and Chief Financial Officer, Treasurer, and Corporate Secretary.  From October 2014 to June 2015, Mr. Lafargue served as Magellan’s Senior Vice President of Strategy and Business Development and Chief Commercial Officer, and from August 2010 to October 2014, Mr. Lafargue served as Magellan’s Vice President, Chief Financial Officer and Treasurer.  Previously, Mr. Lafargue served in a number of senior financial management positions in the United States and Europe, including with private equity and investment banking firms, focusing on investments in the energy and infrastructure sectors.  Mr. Lafargue holds master’s degrees in Finance from the Ecole Superieure de Commerce de Paris and in Social and Political Sciences from the Institut d’Études Politiques, both located in France.

Daniel A. Belhumeur has served as the General Counsel of Tellurian since the completion of the Merger in February 2017 and as Chief Compliance Officer of Tellurian since March 2017, and he served as General Counsel of Tellurian Investments from October 2016 until the Merger.  Previously, at Cheniere, Mr. Belhumeur served as Vice President, Tax and General Tax Counsel (January 2011–October 2016), Tax Director (January 2010–December 2010), and Domestic Tax Counsel (2007–2010).  Mr. Belhumeur began his career in public accounting after he received his bachelor’s degree and master’s degree in Accounting from Texas A&M University.  He then went on to obtain his law degree from the University of Kansas School of Law and his LL.M. from the Georgetown University Law Center.

Khaled A. Sharafeldin has served as the Chief Accounting Officer of Tellurian since the completion of the Merger in February 2017, and he served as Chief Accounting Officer of Tellurian Investments from January 2017 until that time.  From April 2012 to January 2017, Mr. Sharafeldin served as Vice President – Internal Audit at Cheniere.  Previously, at Pride International, he served as Director – Quality Management (2010–2011) and Director of Internal Audit (2005–2010).  In addition, he served as Director of Internal Audit at BJ Services Company (2003–2005), served in several financial management roles at Schlumberger Limited (1996–2003), and was employed by the public accounting firm Price Waterhouse LLP in Houston, Texas (1991–1996).  Mr. Sharafeldin received his Bachelor of Commerce from Cairo University in Egypt.  He is also a Certified Public Accountant in the State of California.

Corporate Governance

Director Independence

Tellurian common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the trading symbol “TELL.”  Nasdaq listing rules require that a majority of the Company’s directors be “independent directors,” as defined by Nasdaq corporate governance standards.  Generally, a director does not qualify as an independent director if the director has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or is an employee of the Company.

The Board is currently comprised of eight directors: Charif Souki, Martin Houston, Meg Gentle, Diana Derycz-Kessler, Dillon Ferguson, Eric Festa, Brooke Peterson, and Don Turkleson.  The Board has determined that each of Ms. Derycz-Kessler and Messrs. Ferguson, Festa, Peterson, and Turkleson are “independent” for purposes of the Nasdaq listing standards.  The Board has determined that Ms. Gentle, Mr. Souki and Mr. Houston are not independent in view of their current or prior executive roles with the Company or its subsidiaries.  In assessing the independence of Mr. Ferguson, the Board considered his role as a partner at Pillsbury Winthrop Shaw Pittman LLP, a law firm that represents Tellurian Investments, Tellurian and Mr. Souki on various matters from time to time.  In assessing the independence of Mr. Festa, the Board considered his role as an officer of TOTAL S.A. or one of its affiliates since September 2012 and his current role as the Vice President of Asset Management of the Gas Division of TOTAL S.A., which beneficially owns approximately 19% of the outstanding shares of common stock of the Company.  In assessing the independence of Mr. Peterson, the Board considered his role as the Chief Executive Officer of a company, Ajax Holdings, LLC, which is owned 50% indirectly by Mr. Souki and 50% by the Souki Family 2016 Trust.

Board Leadership Structure; Executive Sessions

Currently, Ms. Gentle is the Company’s President and Chief Executive Officer, and Mr. Souki is its Chairman.  The Board believes that having different individuals serving in the separate roles of Chairman of the Board and Chief Executive Officer is in the best interest of stockholders in the Company’s current circumstances because it reflects the Chief Executive Officer’s responsibility over management of the Company’s operations and the Chairman’s oversight of Board functions and strategic development.

Board Role in Risk Oversight

The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks.  The Board or an appropriate committee regularly receives reports from members of senior management and its outside advisors on areas of material risk to the Company, including operational, financial, legal, regulatory, environmental, and strategic and reputational risks.  The full Board or an appropriate committee receives these reports from the appropriate executive or advisor, as the case may be, so that it may understand and oversee the strategies used to identify, manage, and mitigate risks.  The

Compensation Committee oversees the management of risks relating to the Company’s incentive compensation plans, policies, practices and arrangements by considering information and reports with respect to whether such plans, policies, practices and arrangements encourage unnecessary or excessive risk taking, and presenting concerns to the full Board.  The Audit Committee oversees management of financial, legal, and regulatory risks, including with respect to related party transactions.  The Governance and Nominating Committee manages risks associated with the independence of the Board.

Board Evaluations

Each year, the members of the Board and each Board committee conduct a confidential oral assessment of their performance with members of our legal department.  As part of the evaluation process, the Board reviews its overall composition, leadership structure, diversity, individual skill sets, format for meetings, and relationship with management to ensure that it serves the best interests of stockholders and positions the Company for future success.  The results of the oral assessments are then summarized and communicated back to the Board.  After the evaluations, the Board and management work to improve upon any issues or focus points disclosed during the evaluation process.  We believe that conducting these evaluations through a discussion with our Board members leads to more meaningful results that are more likely to result in changes when compared to conducting evaluations through a written process or completion of a questionnaire.  As part of the evaluation process, each committee reviews its charter annually.

Code of Conduct and Business Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that summarizes Tellurian’s compliance and ethical standards and the expectations it has for its officers, directors, and employees.  Under the Code of Conduct, all directors, officers, and employees must follow ethical business practices in all business relationships, both within and outside of the Company.

The Code of Conduct is available on the Company’s website, http://www.tellurianinc.com, under the heading “Investors—Company and governance—Governance documents.”  Tellurian intends to provide disclosure regarding waivers of or amendments to the Code of Conduct by posting such waivers or amendments to the website in the manner provided by applicable law.

Standing Board Committees

Audit Committee

The Audit Committee is comprised of Ms. Derycz-Kessler, Mr. Peterson, and Mr. Turkleson (Chairman).  The functions of the Audit Committee are set forth in its written charter, as amended on December 5, 2018 (the “Audit Committee Charter”).  The Audit Committee Charter is posted on the Company’s website, http://www.tellurianinc.com, under the heading “Investors—Company and governance—Board committees.”  The Board has determined that each member of the committee is independent under applicable Nasdaq and Securities and Exchange Commission (“SEC”) rules and that each of Ms. Derycz-Kessler and Mr. Turkleson qualifies as an “audit committee financial expert” as defined in SEC rules.

Under the Audit Committee Charter, the Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to (i) the Company’s accounting and financial reporting processes and the integrity of the Company’s financial statements; (ii) the effectiveness of the Company’s internal accounting and financial controls, disclosure controls and procedures, and internal control over financial reporting, as well as the performance of the Company’s internal audit function; (iii) the audits of the Company’s financial statements and the appointment, engagement, compensation, termination (if necessary), qualifications, independence, and performance of the Company’s independent registered public accounting firm; and (iv) the Company’s compliance with legal and regulatory requirements and ethics programs.  The Audit Committee has the sole authority to select, engage (including approval of the fees and terms of engagement), oversee, and terminate, as appropriate, the Company’s independent registered public accounting firm.

Compensation Committee

The Compensation Committee is comprised of Ms. Derycz-Kessler, Mr. Peterson (Chairman) and Mr. Turkleson.  The functions of the Compensation Committee are set forth in its written charter, as amended on December 5, 2018 (the “Compensation Committee Charter”).  The Compensation Committee Charter is posted on the Company’s website, http://www.tellurianinc.com, under the heading “Investors—Company and governance—Board committees.”

The Board has determined that each member of the Compensation Committee qualifies as (i) an independent director under applicable Nasdaq rules, (ii) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and (iii) to the extent required for awards intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), an “outside director” for purposes of Section 162(m) of the Code.

Under the Compensation Committee Charter, the primary duties and responsibilities of the Compensation Committee are to assist the Board in fulfilling its responsibilities with respect to the Company’s compensation plans, policies, programs, and practices, including (i) determining, and/or recommending to the Board for its determination, the compensation of the Company’s chief executive officer and all other executive officers of the Company; and (ii) reviewing and approving, and/or recommending to the Board for its approval, equity and other incentive compensation plans, policies, and programs for the Company’s directors, officers, employees, or consultants, and overseeing and administering such plans, policies, and programs in accordance with their terms.  From time to time, the Compensation Committee consults with the Chairman and Vice Chairman of the Board regarding executive and director compensation matters and with the Chief Executive Officer and/or Chief Human Resources Officer of the Company regarding executive compensation matters.

Governance and Nominating Committee

The Governance and Nominating Committee is comprised of Ms. Derycz-Kessler, Mr. Ferguson (Chairman) and Mr. Peterson.  The functions of the Governance and Nominating Committee are set forth in its written charter, as amended on December 5, 2018 (the “Governance and Nominating Committee Charter”).  The Governance and Nominating Committee Charter is posted on the Company’s website, http://www.tellurianinc.com, under the heading “Investors—Company and governance—Board committees.”  The Board has determined that each member of the committee is independent under applicable Nasdaq rules.

Under the Governance and Nominating Committee Charter, the Governance and Nominating Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to (i) identifying individuals qualified to serve as directors; (ii) recommending to the Board candidates for nomination for election to the Board at the annual meeting of stockholders or to fill Board vacancies; and (iii) developing and recommending to the Board a set of corporate governance guidelines and reviewing on a regular basis the overall corporate governance of the Company.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was, during the fiscal year ended December 31, 2018, an officer or employee of the Company, and no such member has ever served as an officer of the Company.  During the fiscal year ended December 31, 2018, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or the Board.

Communications with Directors

Any stockholder wishing to communicate with the Board or any individual director may do so by contacting the Corporate Secretary at the address, telephone number, facsimile number, or e-mail address listed below:

Tellurian Inc.
1201 Louisiana Street, Suite 3100
Houston, Texas 77002
Attention: Corporate Secretary
Telephone: (832) 962-4000
Facsimile: (832) 962-4055
Website: http://www.tellurianinc.com
E-mail: CorpSec@tellurianinc.com

All communications will be forwarded to the Board or the relevant Board member.  The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.

Stockholders also may communicate with management by contacting the Corporate Secretary using the above contact information.

Director Attendance at Annual Meetings

The Company does not have a policy regarding attendance of directors at annual meetings of stockholders.  All of the Company’s current directors attended the Company’s last annual meeting of stockholders held on June 6, 2018, except for Mr. Festa (who was not a director of the Company at the time).

Board Nomination Process

The Governance and Nominating Committee identifies director nominees based on recommendations from management, directors, stockholders, and other sources.  In identifying director nominees, the Governance and Nominating Committee takes into account, among other things, individual director performance (including for incumbent directors, their Board and committee meeting attendance and performance and length of Board service), qualifications, expertise, integrity, independence under Nasdaq or other applicable listing standards, depth and diversity of experience (including service as a director or executive with other entities engaged in the Company’s business), willingness to serve actively and collaboratively, leadership and other skills, and the ability to exercise sound judgment.  The Board does not currently employ an executive search firm, or pay a fee to any other third party, to identify qualified candidates for director positions.

The Board and Governance and Nominating Committee will consider any director candidates recommended to the Board by stockholders on the same basis as candidates submitted by others.  Stockholders who wish to recommend a prospective director nominee for consideration by the Board should notify the Corporate Secretary in writing at the Company’s offices at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002.  The Corporate Secretary will forward all such stockholder recommendations on to the Board for its consideration.  Any such recommendation should provide whatever supporting material the stockholder considers appropriate but should include at a minimum such background and biographical material as will enable the Governance and Nominating Committee to make an initial determination as to whether the nominee satisfies the Board membership criteria set forth above.  No stockholder nominations were received by the Board in 2018.

Audit Committee Report

In connection with the preparation and filing of the audited financial statements of Tellurian, for the fiscal year ended December 31, 2018 (the “audited financial statements”), the Audit Committee performed the following functions:

•                 The Audit Committee reviewed and discussed the audited financial statements with senior management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm.  The review included a discussion of the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the forward-looking statements.

•                 The Audit Committee also discussed with Deloitte the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees.

•                 The Audit Committee received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte its independence from the Company and considered the compatibility of the auditors’ non-audit services to the Company, if any, with the auditors’ independence.

Based upon the functions performed, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2019.

Respectfully submitted by the Audit Committee of the Board of Directors,

Don A. Turkleson (Chairman)
Diana Derycz-Kessler
Brooke A. Peterson

Board and Committee Meetings Held During 2018

During 2018, seven meetings of the Board, eight meetings of the Audit Committee, six meetings of the Compensation Committee and three meetings of the Governance and Nominating Committee were held.  During 2018, except for Mr. Jaylet, all of the directors then in office attended at least 75% of the total number of meetings of the Board and committees of the Board on which the directors served.

PROPOSAL 2—APPROVAL OF SHARE ISSUANCE PROPOSAL

Overview

On April 3, 2019, we entered into a Common Stock Purchase Agreement (the “Tellurian CSPA”) with TOTAL pursuant to which TOTAL has agreed to purchase, and we have agreed to issue and sell in a private placement to TOTAL, 19,872,814 shares of Tellurian common stock in exchange for a cash purchase price of $10.064 per share (the “Per Share Purchase Price”), which would result in aggregate gross proceeds to us of approximately $200 million (the “Private Placement”).

The closing of the Private Placement is subject to the satisfaction of certain closing conditions, including (i) obtaining the approval of Tellurian’s stockholders pursuant to this Proposal 2 to the extent required by applicable Nasdaq rules; (ii) Tellurian’s affirmative final investment decision (“Phase I FID”) with respect to the Driftwood LNG Project – Phase I (as such term is defined in the Tellurian CSPA) (the “Phase I Driftwood LNG Project”); (iii) Tellurian acquiring a 7.2% interest in Driftwood Holdings LP, the entity that will hold the Phase I Driftwood LNG Project, for $1.0 billion (the “Company Subsidiary Investment”); and (iv) certain other customary closing conditions.

The Tellurian CSPA contains customary representations, warranties and covenants of Tellurian and TOTAL.  Tellurian, on the one hand, and TOTAL, on the other hand, have agreed to indemnify each other and their respective affiliates, directors, officers and employees against certain losses resulting from breaches of their respective representations, warranties and covenants, subject to certain negotiated limitations set forth in the Tellurian CSPA.

In addition, under the terms of the Tellurian CSPA, Tellurian has granted certain anti-dilution rights to TOTAL that will entitle TOTAL to purchase additional shares of Tellurian common stock under certain circumstances if all or a portion of the Company Subsidiary Investment is financed with securities convertible into Tellurian common stock (“Phase I Convertible Securities”).  This anti-dilution right will entitle TOTAL to buy additional shares of Tellurian common stock following any conversion of Phase I Convertible Securities to the extent necessary for TOTAL to maintain an ownership percentage of 20% with respect to the outstanding shares of Tellurian common stock, as calculated in the manner provided in the Tellurian CSPA.  The purchase price for such shares will be equal to the lower of (i) the Per Share Purchase Price and (ii) the price per share of Tellurian common stock at which the applicable Phase I Convertible Securities were converted.  The maximum number of shares of Tellurian common stock issuable under this anti-dilution right will be 25,000,000 shares.

We refer to the proposal to approve the issuance of Tellurian common stock pursuant to the Tellurian CSPA, including in the Private Placement and the potential future issuance of shares pursuant to TOTAL’s anti-dilution rights as provided for in the Tellurian CSPA, as the “Share Issuance Proposal.”

Also, pursuant to the Tellurian CSPA, Tellurian has agreed to provide certain registration rights to TOTAL with respect to shares of our common stock that TOTAL currently owns and shares it will receive in the transactions contemplated by the Tellurian CSPA.

In connection with the execution of the Tellurian CSPA, on April 3, 2019, Tellurian entered into two Voting Agreements (collectively, the “2019 TOTAL Voting Agreements,” and together with the 2017 TOTAL Voting Agreement, the “TOTAL Voting Agreements”).  The first 2019 TOTAL Voting Agreement was entered into by and among Tellurian, TOTAL, and each of Mr. Souki, the Souki 2016 Family Trust, and Mr. Houston in their capacity as Tellurian stockholders, and obligates each of those parties, subject to certain exceptions, to vote any Tellurian equity securities that they hold in favor of the Share Issuance Proposal.  The second 2019 TOTAL Voting Agreement was entered into by and between Tellurian and

TOTAL, and obligates TOTAL, subject to certain exceptions, to vote any Tellurian equity securities that it holds in favor of the Share Issuance Proposal.  The 2019 TOTAL Voting Agreements will terminate upon the earlier to occur of (i) obtaining the approval of Tellurian stockholders of the Share Issuance Proposal; (ii) the termination of the Tellurian CSPA in accordance with its terms; and (iii) the mutual written agreement of the parties to the applicable 2019 TOTAL Voting Agreement.

The foregoing description of the Tellurian CSPA and the 2019 TOTAL Voting Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the text of those agreements, copies of which are filed as exhibits to our Current Report on Form 8-K filed with the SEC on April 3, 2019.

Nasdaq Listing Rules 5635(b) and (d)

Nasdaq Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance will result in a “change of control” of the listed company.  A “change of control” will generally occur for purposes of this rule if the issuance results in a stockholder owning more than 20% of the outstanding voting securities of the company unless another stockholder has a greater ownership percentage at that time.  The Private Placement will result in TOTAL owning approximately 25% of our outstanding common stock, and we do not anticipate that any other stockholder will own a greater percentage of our voting securities as of the closing of the Private Placement.  Accordingly, we believe that the Private Placement will result in a change of control for Nasdaq purposes and are therefore seeking stockholder approval of the issuance of shares in the Private Placement.

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to an issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by a company of common stock equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the “Minimum Price.”  The term Minimum Price is defined as (i) the closing price of the securities immediately preceding the signing of the binding agreement relating to the issuance or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement.  We believe that approval by Tellurian stockholders of the Share Issuance Proposal will constitute stockholder approval to the extent required by Nasdaq Listing Rule 5635(d).

Potential Effects of the Share Issuance Proposal

The issuance of the shares of our common stock that are the subject of the Share Issuance Proposal will result in an increase in the number of shares of common stock outstanding.  This will result in a decrease to the respective ownership and voting percentage interests of stockholders prior to the Private Placement and potentially further decreases if TOTAL’s anti-dilution rights become exercisable in the future and TOTAL exercises such rights.

In addition, as described above, we have agreed to register the shares of common stock TOTAL currently owns, those it will acquire in the Private Placement and those it may acquire pursuant to its anti-dilution rights.  The availability for resale of this number of shares could have an adverse effect on the trading price of our common stock.

We have broad discretion to use the net proceeds to us from the transactions contemplated by the Tellurian CSPA, and you will be relying solely on the judgment of the Board and our management regarding the application of these proceeds.  Our use of the proceeds may not improve our operating results or increase the value of your investment.

Vote Required for Approval

The approval of the Share Issuance Proposal will require the affirmative vote of the holders of a majority of the votes cast with respect to the proposal, assuming that a quorum exists.

If you fail to vote or submit a proxy or fail to instruct your broker to vote or vote to “abstain,” it will have no effect on the outcome of the vote on the Share Issuance Proposal, assuming that a quorum exists.

Board Recommendation

The Board unanimously recommends that Tellurian stockholders vote to approve the Share Issuance Proposal.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY

The Audit Committee has appointed and engaged Deloitte to serve as the independent registered public accounting firm to audit Tellurian’s financial statements for the fiscal year ending December 31, 2019, and to perform other appropriate audit-related services.  Deloitte began serving as Tellurian’s independent registered public accounting firm on February 13, 2017.  Tellurian stockholders are hereby asked to ratify the Audit Committee’s appointment of Deloitte as Tellurian’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

EKS&H LLLP (“EKS&H”) served as the independent registered public accounting firm of Magellan as of and for the fiscal year ended June 30, 2016.  Deloitte served as the independent registered public accounting firm of Tellurian Investments as of and for the fiscal year ended December 31, 2016.  Upon the closing of the Merger, the Audit Committee determined that Deloitte would serve as the independent registered public accounting firm of the Company.  The decision to engage Deloitte was made by the Audit Committee on February 10, 2017 and was disclosed in a Current Report on Form 8-K filed on February 13, 2017.

During the fiscal year ended June 30, 2016, EKS&H’s reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that each report contained a modification to the effect that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the fiscal year ended June 30, 2016 and the subsequent period through February 13, 2017, (i) there were no disagreements between the Company and EKS&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of EKS&H, would have caused EKS&H to make reference to the subject matter of the disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) in connection with its reports on the Company’s financial statements, and (ii) there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal year ended June 30, 2016 and the subsequent period through February 13, 2017, the Company did not consult with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Audit Committee is solely responsible for selecting Tellurian’s independent auditors.  Although stockholder ratification of the appointment of Deloitte is not required by law or Tellurian’s governing documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting.  If the Tellurian stockholders do not ratify the appointment of Deloitte, the Audit Committee will consider whether to engage another independent registered public accounting firm.  Even if the appointment of Deloitte is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Tellurian and its stockholders.

Tellurian expects that a representative from Deloitte will be present at the Meeting.  Any such representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Principal Accountants’ Fees and Services

Deloitte served as the principal accountant for the audit of Tellurian’s consolidated financial statements for the fiscal years ended December 31, 2017 and December 31, 2018 and review of Tellurian’s condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2017 and December 31, 2018.  Information about Deloitte’s fees and services in those years is provided below.

Audit Fees

The aggregate fees paid or to be paid to Deloitte for the audit of the consolidated financial statements of Tellurian and the review of the condensed consolidated financial statements included in Tellurian’s Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2017 and December 31, 2018 were $1,010,421 and $1,011,100, respectively.

Audit-Related Fees

The aggregate fees paid or to be paid to Deloitte in connection with audit-related services provided to Tellurian during the fiscal years ended December 31, 2017 and December 31, 2018 were $215,000 and $125,000, respectively.

Audit-related services related to, among other things, review of registration statements, the provision of comfort letters and attendance at stockholder and Audit Committee meetings.

Tax Fees

The aggregate fees paid or to be paid to Deloitte in connection with tax services provided to Tellurian during the fiscal years ended December 31, 2017 and December 31, 2018 were $50,180 and $25,000, respectively.  Tax services performed during the fiscal years ended December 31, 2017 and December 31, 2018 related to tax compliance services.

All Other Fees

The aggregate other fees paid or to be paid to Deloitte for any other services rendered to Tellurian during each of the fiscal years ended December 31, 2017 and December 31, 2018 was $0.

The relevant services performed related to the review of certain pro forma financial information.

Pre-Approval Policies

Under the terms of the Audit Committee Charter, the Audit Committee is required to pre-approve all the services provided by, and fees and compensation paid to, the independent registered public accounting firm for both audit and permitted non-audit services.  When it is proposed that the independent registered public accounting firm provide additional services for which advance approval is required, the Audit Committee may form and/or delegate authority to a subcommittee consisting of one or more members or the Chairman of the Audit Committee, when appropriate, with the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are to be presented to the Audit Committee at its next scheduled meeting.  All of the audit fees, audit-related fees, tax fees, and all other fees paid or to be paid during the fiscal years ended December 31, 2017 and December 31, 2018 were approved by the Audit Committee.

Vote Required for Approval

Approval of Proposal 3 will require the affirmative vote of the holders of a majority of the votes cast on the matter, assuming that a quorum exists.

If you fail to vote or submit a proxy, fail to instruct your broker to vote (and your broker does not exercise its discretion to vote your shares on this matter) or vote to “abstain,” it will have no effect on the outcome of the vote on Proposal 3, assuming that a quorum exists.

Board Recommendation

The Board unanimously recommends that Tellurian stockholders vote “FOR” the proposal to ratify the appointment of Deloitte as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis summarizes our compensation program for our named executive officers for the 2018 fiscal year.

Named Executive Officers

Our named executive officers (“NEOs”) for the fiscal year ended December 31, 2018 were the following individuals:

Name	Position

Meg A. Gentle	President and Chief Executive Officer (“CEO”)
R. Keith Teague	Executive Vice President and Chief Operating Officer
Antoine J. Lafargue	Senior Vice President and Chief Financial Officer (“CFO”)
Daniel A. Belhumeur	General Counsel and Chief Compliance Officer
Khaled A. Sharafeldin	Chief Accounting Officer

Executive Summary of our Compensation Program

Program Focus

•                 Our executive compensation program links most of our executives’ pay to the achievement of the Company’s current and long-term strategic projects, particularly the successful financing and construction of an LNG terminal facility (the “Driftwood terminal”) and related pipelines.

Pay Elements

•                 Our executive compensation program is currently comprised of three primary pay elements: (i) annual base salary; (ii) a discretionary annual bonus; and (iii) long-term incentives consisting of (a) performance-based restricted stock that vests only if we are able to secure a final investment decision by our Board to proceed with the construction of the Driftwood terminal (“FID”), (b) time-vested stock options, and (c) a long-term cash incentive program (the “Driftwood Incentive Program”).  Awards under the Driftwood Incentive Program are earned in four stages based on the delivery of a notice to proceed with designated construction phases of the Driftwood terminal, with the amount earned for a particular phase paying out in equal installments over the first four anniversaries of the delivery of notice to proceed for such phase, generally contingent upon the executive’s continued employment.  We also provide standard employee benefits and minimal perquisites.

•                 For 2018, 88% of our CEO’s compensation and on average 83% of the other NEOs’ compensation were variable and made up of annual bonus awards and long-term incentives.

Setting Compensation

•                 Executive compensation decisions generally are made by our Board based on recommendations from our independent Compensation Committee.

•                When making compensation recommendations, the Compensation Committee reviews data from its independent compensation consultant (currently Pearl Meyer & Partners, LLC (“Pearl Meyer”)) and receives input from our CEO and other members of our senior management team as well as from the Chairman and Vice Chairman of the Board.

•               The Compensation Committee also reviews relevant market compensation data, which includes the compensation paid by a peer group of companies in our industry sectors that we compete against for executive talent.  We strive to set base salaries at the 50th percentile of market, annual compensation opportunities (i.e., base salary and annual incentives) at the 75th percentile of market, and total compensation opportunities (i.e., base salary, annual incentives and long-term incentives) at up to the 90th percentile of market.

Company Performance in 2018

•                 We achieved a number of key strategic initiatives in 2018, including a public equity offering, a preferred stock issuance, a term loan, key regulatory approvals and permits, strategic hires, and revenue-generating LNG purchase and sale transactions.  Please see the discussion below under the heading “2018 Performance Highlights” for additional details.

Key 2018 Compensation Actions

•                 We adjusted 2018 base salaries for our NEOs (other than Mr. Lafargue) in order to better align our NEOs’ base compensation with that of our peer group.

•                 We awarded discretionary annual bonuses ranging from 79% to 114% of target to recognize the Company’s achievements and individual NEO performance in 2018, and those bonuses were paid in early 2019 in the form of Tellurian stock.

•                 We established the Driftwood Incentive Program and issued cash incentive awards to our NEOs thereunder to keep the leadership team stable and focused on the completion of the Driftwood terminal.

•                 We made a one-time grant to Mr. Teague of 500,000 restricted shares of Tellurian common stock, vesting in three equal installments upon FID and each of the first two anniversaries of FID, to reward him for his efforts in securing critical engineering, procurement and construction (“EPC”) contracts with Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”).

Compensation Best Practices

•                 We seek to incorporate and adhere to compensation best practices in our executive compensation program.  Please see the chart under the heading “Our Executive Compensation Philosophy and Practices—Our Executive Compensation Practices” for details.

2018 Performance Highlights

Our fiscal year ended December 31, 2018 was our first full fiscal year that commenced after completion of the Merger.  Under the leadership of our NEOs, we continued our efforts to create value for stockholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide through a portfolio of natural gas production, LNG marketing, and infrastructure assets.

Since our inception as Tellurian Investments in 2016, our efforts have been driven by the goal of constructing the Driftwood terminal and three related pipelines—the Driftwood pipeline, the Haynesville Global Access Pipeline and the Permian Global Access Pipeline (collectively, the “Pipeline Network”)—and owning upstream gas assets (together with the Driftwood terminal and the Pipeline Network, the “Driftwood Project”) to provide optionality to our business model.  Our success depends to a significant extent upon our ability to obtain the funding necessary to construct the Driftwood Project on a commercially viable basis, to finance the costs of our operations, development activities and general working capital needs until our facilities are fully operational and to implement our LNG marketing strategies.  In 2018, in addition to completing a public equity offering, a preferred stock issuance, and a term loan, we continued to obtain key regulatory approvals and permits, expand our company through strategic hires, and execute revenue-generating LNG purchase and sale transactions.  See “Components of Pay and 2018 Compensation Decisions—Components of Tellurian’s Compensation Program—Discretionary Annual Bonus” for further information with respect to 2018 performance highlights.

Our Executive Compensation Philosophy and Practices

Objectives and Philosophy

The objectives of our executive compensation program are to attract the top executive talent in our competitive, burgeoning industry and to motivate such individuals to execute on the Company’s business strategy and to remain with the Company long-term.

With those objectives in mind, our executive compensation philosophy is as follows:

•                 Most of our executives’ pay should be linked to the achievement of current and long-term Company strategic projects.  Our business strategy is dependent on the successful financing and construction of the Driftwood terminal and Pipeline Network and the acquisition of complementary upstream assets.  Accordingly, most of our NEOs’ compensation is tied to the completion of those projects.  For example, the outstanding restricted stock awards held by our NEOs generally vest solely upon reaching FID (or anniversaries thereof).  The awards under our Driftwood Incentive Program are earned in tranches based on the delivery of a notice to proceed with designated construction phases of the Driftwood terminal.  Furthermore, the metrics in our discretionary annual bonus program are weighted toward short-term goals that significantly advance our ability to reach FID, construct the Driftwood terminal, progress the Pipeline Network and acquire upstream assets.

•                 Compensation should be market competitive.  We compete with our peers and other companies in our industry sectors for senior-level talent.  We therefore benchmark our executive compensation program against a group of publicly traded peers and other companies in our industry sectors using compensation surveys and relevant industry data.  Base salaries of our NEOs are targeted at the median, or the 50th percentile, of the relevant benchmarked data (“market”).  Annual compensation opportunities (base salary and annual bonus) are targeted at the 75th percentile of market.  Total compensation opportunities (base salary, annual bonus and long-term incentives) are targeted at the 90th percentile of market when warranted for exceptional Company performance and individual achievement.  In addition, as described below, we have implemented a number of executive compensation best practices.

•                 Compensation should support the stability of our executive team for the long-term.  Our business strategy requires a long-term focus, with the completion of the various phases of the Driftwood terminal and Pipeline Network scheduled to stretch into the early to mid-2020s, and with the full deployment of our capabilities thereafter expected to take several years.  We want executives who are similarly focused on the long-term.  With the complexity of our business and the extended timelines for completion of our critical projects, the departure of top executive talent and the related loss of institutional knowledge would be extremely harmful to our business.  We therefore implemented the Driftwood Incentive Program to provide for incentives after FID and designed that program to provide for delayed payouts that are contingent upon each executive remaining employed with us for several years following commencement of the various phases of the Driftwood terminal.  We also have three-year vesting schedules on our stock option grants.

•                 Compensation should align the interests of our executives with those of our stockholders.  Although we expect that achievement of our business strategy will drive stock price performance, we believe that our executive team should think like and be motivated as owners so that their interests are strongly aligned with those of our stockholders.  We have therefore structured their long-term incentives so that a portion consists of restricted shares of Tellurian stock (which vest generally upon FID or other significant milestones), and another portion consists of stock options that have value to the executive only if our stock price increases.

Compensation Mix

Our compensation philosophy is reflected in the proportion of our NEOs’ compensation that is variable as compared to the overall compensation package awarded to our NEOs.  The charts below show the targeted fixed and variable components applicable to our NEOs for 2018 as a percentage of their target total direct compensation, as well as the fixed and variable components to the named executive officers of our peers and other companies in our industry sectors as a percentage of their total direct compensation for 2018, based on data provided by Pearl Meyer.  These charts are not a substitute for the “Summary Compensation Table,” which includes amounts in addition to target total direct compensation.  For 2018, Ms. Gentle’s target compensation was 88% variable and linked to Company performance, consistent with that of chief executive officers of our peers and other companies in our industry sectors, and still below the market median of target total compensation for chief executive officers.  For our remaining NEOs, approximately 83% of their target compensation was variable and linked to Company performance, as compared to approximately 76% of target total compensation for named executive officers (other than the chief executive officer) among our peers and other companies in our industry sectors, resulting in target total compensation levels higher than the market median for named executive officers other than the chief executive officer.

Our Executive Compensation Practices

Our executive compensation program reflects a number of best pay practices, including the following:

What Tellurian does	What Tellurian does not do

• Pay-for-performance compensation structure (a significant portion of NEO pay is variable and tied to individual performance and the achievement of major corporate milestones).	• No gross-ups for penalty taxes or interest that may be imposed under the Code.
• Annual review of market compensation in setting executive compensation.	• No guaranteed bonuses.
• Prohibit hedging transactions involving company stock.	• No automatic base salary increases.
• At-will employment (excluding our CFO).	• No fixed-term employment agreements (excluding our CFO).
• Retain services of an independent compensation consultant.	• No defined benefit retirement plan or supplemental executive retirement plan.
• Limited perquisites.	• No contractual severance arrangements with NEOs (excluding our CFO) and no executive severance plans or policies.
• Maintain discretion to pay all or a portion of annual incentives in the form of shares.	• No repricing of option awards.

Administration of Executive Compensation Programs and Methodology

The Role of the Compensation Committee

Our Compensation Committee sets our compensation philosophy and objectives and designs our executive compensation programs to support our strategic business objectives.  The Compensation Committee is comprised entirely of independent directors who are appointed by the Board and meets at least annually with the CEO and any other corporate officers that the Compensation Committee deems appropriate.  From time to time, the Compensation Committee also consults with the Chairman and Vice Chairman of the Board regarding executive and director compensation matters.

The Compensation Committee is responsible for the following:

•               Reviewing and making recommendations to the Board regarding the compensation of the CEO and all other executive officers of Tellurian.

•               Reviewing and making recommendations to the Board, on an annual basis, regarding the corporate goals and objectives relevant to the compensation of the CEO and other executive officers, including annual and long-term performance goals and objectives.

•               Considering information and reports with respect to whether our compensation programs encourage unnecessary or excessive risk, and reporting concerns to the Board.

•               Designing the equity and other incentive compensation plans, policies and programs for the benefit of Tellurian’s directors, executive officers, officers, employees and consultants and recommending that the Board adopt the same.

•               Overseeing and administering equity and other incentive compensation plans, policies and programs in accordance with their terms.

•               Reviewing the form and amount of non-employee director compensation at least annually and making recommendations with respect thereto to the Board for its approval.

•               Assessing the performance criteria and compensation levels of key executives.

•               Reviewing, on a quarterly basis, progress towards the achievement of corporate performance goals and other considerations relevant to the determination of our NEOs’ annual discretionary bonuses and making a final recommendation for the Board’s approval.

The Role of Management

The Compensation Committee, along with each of the independent directors, is authorized by the Board to obtain information from and work directly with any employee in fulfilling its responsibilities.  The Compensation Committee receives from the CEO compensation recommendations and evaluations of the executive group (including with respect to the annual bonus award pool size and individual bonus awards).  The CEO meets with the Compensation Committee at least annually as part of the Compensation Committee’s annual discussion and review of the performance criteria and compensation levels of the other key executives.  However, the CEO is not, and may not be, present during any voting or deliberations on her compensation.

Management also plays a role in Tellurian’s annual bonus program.  Management will review the achievement of corporate goals to date and make a recommendation to the Compensation Committee regarding the earned bonus pool to award employees outside of the executive group and individual bonus awards to employees outside of senior management.  The Compensation Committee takes management’s recommendation into account but ultimately has the sole discretion to recommend to the Board the amount and form (i.e., cash, equity or a mix thereof) of annual bonus awards.

Our Senior Vice President and Chief Human Resources Officer prepares materials for the CEO and the Compensation Committee for the exercise of their distinct, but interrelated, compensation responsibilities.

The Role of the Independent Compensation Consultant

The Compensation Committee has retained Pearl Meyer as its independent compensation consultant.  In 2018, Pearl Meyer provided the Compensation Committee with advice and information regarding current executive compensation practices, including market trends and reviews, and benchmarking of our executive compensation against the market.  The Compensation Committee utilizes the benchmarking data provided by Pearl Meyer in making its compensation recommendations to the Board.  Representatives of Pearl Meyer are invited to select Compensation Committee meetings to present their benchmarking data and to assist the Compensation Committee with its executive compensation decisions.  Pearl Meyer also conducts an annual assessment of issues that may or could be associated with or indicative of excessive compensation-related risk-taking and summarizes its findings for the Compensation Committee’s review.  In its compensation-related risk assessments in each of 2017 and 2018, Pearl Meyer identified no programs or practices that indicated the presence of a material compensation-related risk.

Review of Executive Officer Compensation

Generally

Our review of executive officer compensation encompasses both the structure of our executive compensation program and the targeted amount of compensation.  The Compensation Committee considers multiple sources of internal and external data to reach final determinations in order to recommend actions to the Board, including the recommendations of the CEO.  Comparative compensation information is one of several analytical tools that we use in setting executive compensation, and the Compensation Committee utilizes its judgment in determining the nature and extent of its use of comparative companies.  With the assistance of Pearl Meyer, the Compensation Committee reviews the executive compensation programs in effect at our peer group companies and other companies in our industry sectors.  Market and peer group compensation data is one factor among many that the Compensation Committee considers in reviewing executive compensation and is critical in ensuring that Tellurian remains competitive among the companies against which it is competing for talent.

In its analysis and in making decisions, the Compensation Committee may consider factors such as the nature of the officer’s duties and responsibilities as compared to the corresponding position used in the benchmarking data, the experience and value the executive brings to the role, the executive’s performance results, the success demonstrated in meeting strategic and other business objectives, the relationship of compensation earned compared to Company performance, and the impact on the internal equity of our pay structure within the Company.

Each year, the Compensation Committee reviews individualized, position-specific compensation benchmarking studies provided by Pearl Meyer, which help the Compensation Committee make recommendations to the Board for the upcoming fiscal year.  In the first quarter of each year, the Compensation Committee makes recommendations to the Board regarding base salaries for the upcoming fiscal year and discretionary annual incentive bonus awards for the most recent fiscal year.

The Compensation Committee recommends to the Board, and ultimately the Board sets, goals applicable to the discretionary annual incentive bonuses for the year.  The Compensation Committee, together with the CEO, reviews the year-to-date progress on the corporate goal achievement each quarter.  Following completion of the year, the Compensation Committee will review the discretionary annual incentive bonus payouts for the NEOs recommended by the CEO and will present them to the Board for approval in the first quarter of that year.

Compensation Peer Group

As noted above, we use peer group companies, along with other companies in our industry sectors, to benchmark our compensation.  Our peer group consists of publicly traded companies in (i) the oil and gas storage and transportation sector, (ii) the oil and gas exploration and production sector and (iii) the utilities sector.  We have selected companies in each of these sectors as part of our peer group because our business model makes it such that we perform functions performed by or related to companies in each of those sectors.  In constructing the peer group, we also considered peers of peers and other peers identified by management as competitors for business or talent, and took into account workforce and business operations footprint in determining whether or not to include companies in the peer group.

Tellurian’s peer group for purposes of determining compensation for the fiscal year ended December 31, 2018 consisted of:

Sector	Peer
Oil and Gas Storage and Transportation Companies	Buckeye Partners, L.P.
Cheniere Energy, Inc.
Enable Midstream Partners, LP
Enterprise Products Partners L.P.
Gibson Energy Inc.
Magellan Midstream Partners, L.P.
NuStar Energy L.P.
ONEOK, Inc.
Summit Midstream Partners, LP
The Williams Companies, Inc.

Oil and Gas Exploration and Production Companies	Anadarko Petroleum Corporation
EQT Corporation
Noble Energy, Inc.
Range Resources Corporation
Southwestern Energy Company
WPX Energy, Inc.

Utilities	The AES Corporation
CMS Energy Corporation
Dominion Energy, Inc.
NiSource Inc.
PPL Corporation
Sempra Energy

With the assistance of Pearl Meyer, our Compensation Committee reviews the composition of the peer group annually so that the included companies remain relevant for comparative purposes.  The Compensation Committee, with the assistance of Pearl Meyer, will review the peer group and determine whether any changes are necessary for 2019.

Risk Oversight

Consistent with the compensation-related risk assessment made by Pearl Meyer, we have determined that any risks arising from our compensation programs and policies are not reasonably likely to have a material adverse effect on the Company.  Our compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the achievement of our strategic business objectives.  The combination of performance measures for the annual bonus awards and long-term incentive compensation program encourages executives to maintain both a short and a long-term view with respect to Company performance.  We maintain an insider trading policy that prohibits directors, officers and employees of the Company from hedging or engaging in derivative transactions involving shares of Tellurian stock.

Stockholder Advisory Say-on-Pay

At our annual meeting of stockholders held on September 20, 2017, our stockholders approved, on a non-binding advisory basis, the compensation of our NEOs, with over 99% of the votes cast “for” approval.  Our stockholders also voted to approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our NEOs, with over 96% of votes cast “for” such votes to be held every three years.  After considering the advisory vote of the stockholders, the Board determined to provide for the advisory “say on pay” stockholder vote on a triennial basis.  Accordingly, our next stockholder advisory vote on the compensation of our NEOs is expected in 2020.  As an advisory vote, the results are not binding upon us.  However, the Compensation Committee values the opinions expressed by stockholders and may consider the outcome of advisory say-on-pay votes when making future compensation decisions for our NEOs.

Components of Pay and 2018 Compensation Decisions

Components of Tellurian’s Compensation Program

Our executive compensation program consists of the following pay elements:

Compensation Element	Compensation Type	Form of Compensation	Purpose

Base salary	Fixed	• Cash	• Provide competitive cash compensation based on position and experience
Annual discretionary bonus awards	Variable	• Annual discretionary bonus paid in cash or shares of fully vested Tellurian common stock

•    Motivate and reward the achievement of annual corporate goals and strategic milestones over the short term

•    Payment in stock preserves cash and aligns the long-term interests of employees and stockholders by promoting stock ownership

Long-term incentive awards	Variable	• Performance-based restricted shares • Stock options • Performance-based cash awards under the Driftwood Incentive Program	• Motivate and reward accomplishment of company milestones and creation of long-term stockholder value • Align the long-term interests of employees and stockholders
Employee benefits and perquisites	Fixed	• Health and welfare plans • Retirement plan • Other perquisites, such as reimbursement of club memberships

•    Provide industry-standard employee benefits and perquisites necessary to attract and retain talent

•    Allow executives and other employees to defer compensation on a tax-advantaged basis through our 401(k) plan with Company match

Base Salary

Consistent with our executive compensation philosophy, base salaries for the NEOs are targeted at the 50th percentile of market.  The Compensation Committee reviews our NEOs’ base salaries annually.

In 2018, we increased the base salaries of each of our NEOs other than Mr. Lafargue.  The Compensation Committee believed these adjustments were appropriate in order to better align our NEOs’ salaries with the market and to remain competitive for executive talent.  Effective as of February 1, 2018, our NEOs’ base salaries were as follows:

Name	Prior Base Salary (through 1/31/18)	2018 Base Salary (eff. 2/1/18)	Percentage Increase

Meg A. Gentle	$600,000	$700,000	16.7%
R. Keith Teague	$400,000	$500,000	25.0%
Antoine J. Lafargue	$350,000	$350,000	0.0%
Daniel A. Belhumeur	$300,000	$400,000	33.3%
Khaled A. Sharafeldin	$285,000	$350,000	22.8%

Prior to these increases, our NEOs (other than Mr. Sharafeldin) were positioned below the 25th percentile of market.  Following these increases, our NEOs (other than Mr. Sharafeldin) were still positioned below the median of market.  Mr. Sharafeldin’s prior base salary was above the median of market; following the increase, it is above the 75th percentile of market.

Discretionary Annual Bonus

Our executive officers are eligible to earn a discretionary annual incentive bonus for each fiscal year.  Annual bonus awards, if any, are determined in relation to pre-established target and stretch amounts established for each NEO and are based on a holistic review of corporate and individual performance for the year.  Thus, although the Compensation Committee and the Board establish general corporate goals for each year, there is no bonus formula or weighting of those goals, and actual bonus determinations take into account a number of other factors, including Company and individual achievements during the year that are not covered by the pre-established goals.  The Compensation Committee reviews corporate performance throughout the year (generally on a quarterly basis) and receives input from our CEO and management team before making a final assessment and bonus recommendation to the Board in the first quarter of the year following the year to which such annual bonus relates.  Annual bonuses may be paid in cash and/or stock as the Board may determine in its discretion.  In the first quarter of each of 2018 and 2019, annual discretionary bonuses for performance with respect to each of 2017 and 2018, respectively, were awarded to our NEOs entirely in the form of shares of Tellurian common stock.

2018 Annual Bonus Targets

For the 2018 annual bonus awards, target and stretch bonus amounts were set by the Compensation Committee as a percentage of each NEO’s base salary.  The target annual bonus opportunities for the NEOs were as follows:

NEO	Target Bonus (As a Percentage of Base Salary)	Stretch Bonus (As a Percentage of Base Salary)

Meg A. Gentle	100%	150%
R. Keith Teague	100%	150%
Antoine J. Lafargue (1)	150%	200%
Daniel A. Belhumeur	100%	150%
Khaled A. Sharafeldin	100%	150%

(1)  The target and stretch bonus amounts for Mr. Lafargue are set forth in his employment agreement.  Please see “Employment, Severance and Change of Control Agreements” below for a more detailed discussion of Mr. Lafargue’s employment agreement.

2018 Company Performance Goals

The Company performance goals established by the Compensation Committee and the Board for fiscal year 2018 reflect our overall business strategy of developing a global natural gas business through the development of the Driftwood Project, as well as the achievement of other important milestones.  The development of the Driftwood Project and implementation of our long-term strategy requires the successful coordination and completion of multiple objectives in a variety of areas, including finance, marketing, natural gas resource acquisitions, pipeline development, and facility planning and permitting.  Accordingly, our fiscal year 2018 Company performance goals were generally project-focused as opposed to financial-metric focused, and incentivized the short-term financial, asset, marketing, and gas supply projects that were necessary to implement our business strategy, with a particular focus on reaching FID.

The following chart shows the Company performance goals for 2018 by category.  Most of the strategic corporate performance goals contain both “target” and “stretch” goals, and, because of the project-based nature of the goals, it is possible in certain cases for the “stretch” goals to be achieved without achievement of the “target” goals.

Target performance goals		Stretch performance goals
Description	Why we use it	Description	Why we use it

Financial Goals
Control spending to +/- 10% of budget.	Fiscal discipline is essential to our ability to implement our business strategy as we have limited cash resources that need to be deployed to further the Driftwood Project.	N/A	N/A
Raise a targeted amount of Company level funding.	Our ability to finance the Driftwood terminal and pursue complementary lines of business is dependent on our ability to raise adequate levels of funding.	Secure commitments for funding sufficient to support FID to proceed with Phase 1 of the Driftwood terminal.

Reaching FID with respect to Phase 1 of the Driftwood terminal is critical to implementing our long-term business strategy of developing a global natural gas business.  Achieving that goal will require substantial additional financing.

Asset Goals
Complete Final Environmental Impact Statement for the Driftwood terminal and Driftwood pipeline.

We cannot proceed with the development of the Driftwood terminal and Driftwood pipeline without first receiving a Final Environmental Impact Statement for such projects that allows us to obtain the governmental approvals necessary to begin construction of those projects.

		N/A	N/A
Finalize planning for the Pipeline Network and solicit third-party interest in the Permian and Haynesville pipeline solutions.

Buildout of our Permian and Haynesville pipelines is part of our long-term business strategy, and the buildout of those pipelines is highly dependent on our ability to attract third-party partners who will invest in those projects.

Execute binding third-party precedent agreements for participation in the Permian and/or Haynesville pipeline solutions.

Execution of third-party precedent agreements for the Permian and Haynesville pipelines significantly advances our ability to attract the additional third-party partners necessary to build and operate the Tellurian Pipeline Network.

LNG Marketing and Trading Goals
Build LNG trading business to a targeted amount of gross profit for fiscal 2018.	Our long-term business plan includes participation in a variety of natural gas-related lines of business, including LNG trading.	Build LNG trading business to a higher targeted amount of gross profit for fiscal 2018.	Expansion of our LNG trading business to the “stretch” target level significantly accelerates our ability to implement our long-term business plan and provides needed revenue in the short-term.

Target performance goals		Stretch performance goals
Description	Why we use it	Description	Why we use it

N/A	N/A	Execute commercial agreements sufficient to support the financing of Phase 1 of the Driftwood terminal.	Execution of these commercial agreements means that we have developed our trading and marketing function on a highly accelerated basis and have significantly increased the likelihood of FID.
Gas Supply Goals
Operate owned producing assets (including the sale of gas) safely, efficiently, and profitably.	Producing natural gas is important to our ability to implement our business strategy, and it is fundamental to our business that we be able to do so on a safe, efficient, and profitable basis.	Increase the price-normalized net present value of Tellurian Production LLC assets by a targeted amount.

Our long-term business model assumes that we will grow Tellurian Production LLC substantially; increasing the value of its assets by the targeted amount would be a significant step towards achieving this aspect of our overall objectives.

Purchase a targeted amount of Haynesville leases within specified pricing parameters.	Achievement of our business objectives requires that we acquire substantial natural gas producing properties at attractive prices.	Secure a targeted amount of 2023 natural gas supply within specified pricing parameters.	Our long-term business plan anticipates that the Driftwood terminal will be operational by 2023, and that we will have access to a large, cost-effective natural gas resource.
Administrative Goals
Prepare corporate structure necessary for FID on the Driftwood terminal.	We cannot proceed to FID with respect to the Driftwood terminal without the necessary corporate structure in place.	N/A	N/A

Holistic Assessment of 2018 Performance

Upon completion of fiscal year 2018, the Compensation Committee recommended, and the Board approved, discretionary annual bonus amounts based generally on a “target” level of accomplishment of goals for 2018.  The discretionary annual bonus amounts were based on a holistic review of 2018 corporate performance, including the level of achievement of the corporate performance goals established by the Compensation Committee and the Board.  Of the eight “target” corporate performance goals, the Company overachieved on one, achieved four, and partially achieved three.  The Company also partially achieved one out of six “stretch” corporate performance goals.

In addition to the review of the 2018 corporate performance goals, the Compensation Committee and the Board reviewed our NEOs’ individual performance and a significant number of additional corporate accomplishments in 2018 not reflected in the assessment of the 2018 corporate performance goals, including the following:

•    Establishing eligibility for certain industrial tax exemptions related to the construction and operation of the Driftwood terminal, which create significant value over the full term of the applicable exemption.

•    Launching an offering of partnership interests in Driftwood Holdings LLC.

•    Developing an alternative LNG structure, which results in an LNG netback and creates an additional customer base in addition to our current equity structure.

•    Developing expertise in the Haynesville Shale by assembling a deep data base consisting of technical/drilling analysis, commercial activity, and potential opportunities for strategic acquisitions.

•    Designing and adopting the Driftwood Incentive Program, which links compensation to the achievement of a significant strategic project and is instrumental in encouraging performance and long-term retention of our employees.

•    Initiating Company-sponsored philanthropy projects.

As a result of the above, the Board awarded 2018 bonuses at 100% of target to our NEOs, with the exception of Ms. Gentle and Mr. Sharafeldin.  Mr. Sharafeldin was awarded an annual discretionary bonus at 114% of his target bonus percentage to reward him for his achievements in 2018, including successful development and implementation of a comprehensive internal control framework for compliance with the Sarbanes–Oxley Act of 2002 and an overhaul of our financial reporting system.  Ms. Gentle’s annual discretionary bonus was awarded at 79% of her target bonus percentage.  Overall, the Company made tremendous progress in fiscal year 2018, and the Committee acknowledged that the Company was well-positioned for the long-term; however, the Committee thought that the Company’s progress towards short-term strategic goals occurred on a slower pace than expected, and thus the Committee and the Board reduced Ms. Gentle’s bonus payout from target.

2018 Annual Bonus Payouts

Based on a holistic review of 2018 Company and individual performance, the Board, on the Compensation Committee’s recommendation, awarded the following 2018 discretionary annual bonus amounts to our NEOs, which were paid in the form of vested shares of Tellurian common stock in February 2019.

Name	2018 Base Salary ($) (1)	Discretionary Performance Bonus Amount ($)	Stock Bonus Grant (# of shares) (2)

Meg A. Gentle	$700,000	$550,000	54,945
R. Keith Teague	$500,000	$500,000	49,950
Antoine J. Lafargue	$350,000	$525,000	52,447
Daniel A. Belhumeur	$400,000	$400,000	39,960
Khaled A. Sharafeldin	$350,000	$400,000	39,960

(1)  As increased effective as of February 1, 2018.

(2)  The number of shares of Tellurian common stock was determined by dividing the bonus amount by the $10.01 closing price of Tellurian common stock on February 26, 2019.

Long-Term Incentive Awards

Long-Term Incentive Compensation Generally

Our long-term incentive compensation program consists primarily of the vehicles set forth in the chart below, each of which have been granted to all of our NEOs.  We may, from time to time, grant additional awards of the same or a different type to executives in any given year based on exceptional performance or other factors that the Compensation Committee deems relevant.  We consider long-term incentives on a cumulative basis, and accordingly view grants made in prior years as a vital part of our ongoing long-term incentive structure and an important consideration regarding the amount, if any, and type of additional grants to be made in any future year.

	FID Restricted Stock	Stock Options	Driftwood Incentive Program Awards
Description	A significant grant of shares of restricted stock, the vesting of which is contingent upon FID.	An award of time-vesting non-qualified stock options designed to allow the recipients to participate in the upside of the Company.

A cash award under the Driftwood Incentive Program designed to reward employees, including our NEOs, for commencement of work on each of the four phases of the Driftwood terminal (each, a “Phase”).  Each award provides a fixed dollar amount for each Phase.  After satisfaction of the relevant milestone, the amount is paid over time, contingent upon continued employment, creating a meaningful long-term retention incentive.

Why it is consistent with our compensation philosophy	Creates alignment with stockholders and links pay to achievement of a significant corporate project.	Creates alignment with our stockholders and encourages long-term retention of executives.	Links pay to achievement of a significant corporate project and encourages long-term retention of executives.
When issued

Each of our NEOs received an initial grant prior to the Merger in connection with their offer letter with Tellurian Investments, except for Mr. Lafargue, who received his initial grant upon the Merger.  Additional awards may be issued upon the achievement of strategic milestones (e.g., the Teague FID Award discussed below).

		October 2017	April 2018
Vesting terms	Generally, vests in full upon FID. Mr. Teague’s 2018 award vests in equal one-third increments upon FID and the two anniversaries thereof.	Vests in three equal annual installments on the first three anniversaries of the date of grant, subject to continued employment through each vesting date.

Vests in increments, with 25% of the award allocable to any Phase vesting on each of the first four anniversaries of the date on which a notice to proceed or similar action or authorization is issued and delivered by Driftwood LNG LLC under an EPC contract with Bechtel to commence work on the applicable Phase of the Driftwood terminal (each, an “NTP Date”).

Settlement	Upon vesting, shares of common stock are no longer subject to forfeiture or transfer restrictions.	Exercisable into shares of common stock.	Upon vesting, payable in cash within 30 days of the applicable vesting date.
Termination of services; change of control	Treatment of the awards in connection with a termination of services and upon a “change of control” is described under the heading “Potential Payments upon Termination or Change of Control” below.	Treatment of the awards in connection with a termination of services and upon a “change of control” is described under the heading “Potential Payments upon	Treatment of the awards in connection with a termination of services and upon a “change of control” is described under the heading “Potential Payments upon Termination or Change of Control” below.

	FID Restricted Stock	Stock Options	Driftwood Incentive Program Awards
Termination or Change of Control” below.
Other terms	Dividends, if any, would be accrued and paid solely when and if the related restricted stock vests.	All unexercised options expire upon the tenth anniversary of the grant date.

Each award expires on the 10-year anniversary of the grant date (the “Expiration Date”).  If the NTP Date for any Phase does not occur by the Expiration Date, entitlement to the award allocated to such Phase will be forfeited without any right to compensation.

2018 Long-Term Incentive Compensation Actions

Awards under the Driftwood Incentive Program

On April 17, 2018, we granted cash incentive awards to our NEOs under the Driftwood Incentive Program that provided opportunities to receive amounts in respect of each Phase as follows:

NEO	Phase 1	Phase 2	Phase 3	Phase 4	Total Driftwood Incentive Program Award

Meg A. Gentle	$14,000,000	$7,000,000	$7,000,000	$7,000,000	$35,000,000
R. Keith Teague	$8,000,000	$4,000,000	$4,000,000	$4,000,000	$20,000,000
Antoine J. Lafargue	$6,000,000	$3,000,000	$3,000,000	$3,000,000	$15,000,000
Daniel A. Belhumeur	$6,000,000	$3,000,000	$3,000,000	$3,000,000	$15,000,000
Khaled A. Sharafeldin	$1,800,000	$900,000	$900,000	$900,000	$4,500,000

Teague 2018 FID Restricted Stock Award

On January 25, 2018, Mr. Teague received an award of 500,000 restricted shares of Tellurian common stock (the “Teague FID Award”), vesting in three equal installments upon FID and each of the first two anniversaries of FID.  This award was intended to reward Mr. Teague for his efforts in completing the EPC contracts with Bechtel, consistent with Tellurian’s compensation philosophy to reward our executives for their role in the achievement of key corporate milestones while providing for payout over time to in order to promote employee retention.

Termination of Tellurian Inc. 2017–2021 Long Term Incentive Compensation Program

The Company previously maintained the Tellurian Inc. Amended and Restated 2017–2021 Long-Term Incentive Compensation Program (the “LTIP”), through which Tellurian could grant restricted stock or restricted stock unit awards to participants based on total stockholder value growth for Tellurian.  No awards were issued under the LTIP.  Instead, the Compensation Committee determined that the Driftwood Incentive Program was better suited for Tellurian to achieve its compensation objectives and to best attract, retain and motivate management, and the Compensation Committee ultimately recommended, and the Board approved, the termination of the LTIP in April 2018.

Benefits and Perquisites

Retirement and Other Benefits

Our NEOs are eligible to participate in Tellurian’s defined contribution 401(k) plan, the Tellurian Services LLC 401(k) Retirement Plan (the “401(k) Plan”), on the same basis as all other employees.  Tellurian matches 100% of the first 6% of a participant’s compensation that is contributed by an eligible participant to the 401(k) Plan, subject to the applicable limits imposed by the Code.  In addition to the 401(k) Plan, our NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability, and supplemental insurance, in each case on the same basis as other employees (and subject to applicable law).  NEOs are also eligible for vacation and other paid holidays that are generally available to Tellurian’s employees.  We do not offer a defined benefit pension plan or a nonqualified deferred compensation plan to any of our employees or NEOs.

Perquisites

Consistent with our philosophy of linking most of our executives’ pay to the achievement of current and long-term strategic projects, we offer only modest perquisites to our NEOs that, in number and value, are below median levels for our peer group.  The perquisites provided to our NEOs include certain club memberships and, for Mr. Lafargue, certain family travel expenses.

We do not consider perquisites to be a material component of our executive compensation program.

Employment, Severance and Change of Control Arrangements

Except for Mr. Lafargue, our NEOs are employed on an at-will basis, which means that Tellurian or the NEO can terminate the employment relationship at any time.  We do not maintain any severance or change of control plan or policy for the benefit of our NEOs and except for Mr. Lafargue, our NEOs are not entitled to any cash severance benefits upon termination of employment for any reason.  Mr. Lafargue has an employment agreement with Tellurian that is for a fixed term of three years from February 10, 2017 and provides for severance benefits in the event of certain termination events, as described in greater detail under the heading “Potential Payments upon Termination or Change of Control.”  Mr. Lafargue’s employment agreement and initial restricted stock award (the “Lafargue FID Restricted Stock Award”) serve as consideration for Mr. Lafargue’s execution of a waiver of his pre-Merger employment contract with Magellan and termination of certain stock options and restricted shares in respect of Magellan common stock.

Some of our NEOs are eligible for accelerated vesting of their long-term incentive awards upon the occurrence of a change of control of Tellurian and/or certain termination events, as explained in greater detail under the heading “Potential Payments upon Termination or Change of Control.”

Tax Considerations

In designing our compensation programs, we take into account the tax, accounting and disclosure rules associated with various forms of compensation, although the design of our programs is focused primarily on attracting and retaining the top talent in our industry and incentivizing those individuals to execute on the Company’s business strategy and to increase stockholder value.

For tax years beginning on or after January 1, 2018, the Tax Cuts and Jobs Act of 2017 generally eliminated the exception to the non-deductibility of compensation in excess of $1 million per year paid to certain executive officers of the Company (“covered employees”) under Section 162(m) of the Code for certain qualified performance-based compensation, and expanded the scope of “covered employees” whose compensation may be subject to this deduction limit to include the Company’s chief financial officer and former covered employees of the Company for tax years beginning after December 31, 2016.  We intend to design programs that recognize a range of performance criteria important to our success, even though compensation paid under such programs may not be deductible.

Under Section 280G and Section 4999 of the Code, compensation that is granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” and, to such extent, will be non-deductible by the Company and will be subject to a 20% excise tax payable by the executive.  Our compensation arrangements do not provide for gross-ups for this excise tax.

Section 409A of the Code requires that nonqualified deferred compensation be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, the timing of payments and certain other matters.  Failure to satisfy these requirements can expose our employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans.  We design our compensation programs with the intent that they comply with or be exempt from Section 409A of the Code, although there is no guarantee that any particular element of compensation will, in fact, be so compliant or exempt.  Our compensation arrangements do not provide for gross-ups for any penalty taxes or interest that may be imposed under Section 409A of the Code.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the Compensation Committee of the Board of Directors,

Brooke A. Peterson (Chairman)
Diana Derycz-Kessler
Don A. Turkleson

Summary Compensation Table

The following table shows the compensation paid or accrued to the NEOs for the fiscal years ended December 31, 2018 and December 31, 2017, the Transition Period for the six months ended December 31, 2016 (indicated as “TP”), and the fiscal year ended June 30, 2016.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	All Other Compensation (5)	Total

Meg A. Gentle, President and Chief Executive Officer	2018	$691,667	$549,999	$—	$—	$23,084	$1,264,750
	2017	$534,231	$717,652	$260,305	$550,620	$12,724	$2,075,532
R. Keith Teague, Executive Vice President and Chief Operating Officer	2018	$491,667	$500,000	$5,825,000	$—	$23,084	$6,839,751
	2017	$356,154	$717,652	$65,076	$307,800	$19,924	$1,466,606
Antoine J. Lafargue, Senior Vice President and Chief Financial Officer	2018	$350,000	$524,994	$—	$—	$23,383	$898,377
	2017	$344,930	$1,547,371	$11,224,000	$256,500	$227,164	$13,599,965
	TP	$158,195	$—	$—	$—	$6,547	$164,742
	2016	$302,534	$—	$—	$—	$13,259	$315,793

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	All Other Compensation (5)	Total

Daniel A. Belhumeur, General Counsel and Chief Compliance Officer	2018	$391,667	$400,000	$—	$—	$20,428	$812,095
	2017	$267,115	$598,041	$74,844	$273,600	$17,560	$1,231,160
Khaled A. Sharafeldin, Chief Accounting Officer	2018	$344,583	$400,000	$—	$—	$2,795	$747,378

(1)                                 Salary is the salary paid by Tellurian from February 10, 2017 through December 31, 2018 for Ms. Gentle and Messrs. Teague, Belhumeur, and Sharafeldin.  Salary for Mr. Lafargue is the salary from February 11, 2017 through December 31, 2018 paid by Tellurian and the salary from July 1, 2016 through February 10, 2017 paid by Magellan.  On January 25, 2018, the Board approved a base salary increase effective as of February 1, 2018 (i) for Ms. Gentle from $600,000 to $700,000, (ii) for Mr. Teague from $400,000 to $500,000, (iii) for Mr. Belhumeur from $300,000 to $400,000, and (iv) for Mr. Sharafeldin from $285,000 to $350,000.  On February 26, 2019, the Compensation Committee recommended, and the Board approved, cost of living increases of 3% to the base salaries of Ms. Gentle and Messrs. Teague, Belhumeur and Sharafeldin, effective as of February 17, 2019.  At the same time and also effective as of February 17, 2019, the Board approved an approximately 18% base salary increase for Mr. Lafargue to $412,000 in order to improve the alignment of his base salary with the base salaries of our other executive officers as well as the compensation of similarly situated executives in our peer group and other companies within our industry sectors.

(2)                                 On February 26, 2019, Ms. Gentle and Messrs. Teague, Lafargue, Belhumeur and Sharafeldin received an annual discretionary bonus award for performance in 2018 that was paid in the form of vested shares of Tellurian common stock.  The amount of each NEO’s bonus for 2018, expressed in dollars as approved by the Board, is reported as “Bonus” for 2018.  The number of shares of Tellurian common stock issued on February 26, 2019 was determined by dividing the dollar amount of the bonus by $10.01, the closing price of Tellurian common stock on February 26, 2019.

Amounts reported for 2017 include the grant date fair value of vested shares of Tellurian common stock issued on January 25, 2018 as payment for annual discretionary bonuses awarded to Ms. Gentle and Messrs. Teague, Lafargue, Belhumeur and Sharafeldin for performance in 2017.  The amount of each NEO’s bonus award for performance in 2017 is being reported as “Bonus” for 2017 after having been previously reported as “Stock Awards.”  The dollar amounts of the annual discretionary bonus awards approved by the Board on January 25, 2018 were as follows: $600,000 for each of Ms. Gentle and Mr. Teague, $466,000 for Mr. Lafargue, $500,000 for Mr. Belhumeur and $460,000 for Mr. Sharafeldin.  The number of shares of Tellurian common stock issued on January 25, 2018 was determined by dividing the bonus amount in dollars by $9.74, the closing price of Tellurian common stock on December 29, 2017 (i.e., the last trading day of fiscal year 2017).  The difference between the dollar amounts of the annual discretionary bonus awards approved by the Board as described above and the grant date fair values of vested shares of Tellurian stock granted in settlement of the annual discretionary bonus awards as reported in this column was caused by the difference in stock prices on the date used to determine the number of shares (i.e., the last trading day of fiscal year 2017) and the date of grant (i.e., January 25, 2018).  The grant date values have been determined based on assumptions and methodologies discussed in Notes 1 and 9 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Amounts reported for 2017 also include a signing bonus of $990,000 that was paid in cash in February 2017 contingent upon Mr. Lafargue’s execution of a waiver with respect to his pre-Merger employment agreement with Magellan, dated as of October 31, 2014, and amended as of October 12, 2015, and the rights and obligations thereunder.  In connection with such waiver, 62,500 shares of Magellan restricted stock and options to acquire a total of 259,373 shares of Magellan common stock held by Mr. Lafargue were terminated.

(3)                                 On February 24, 2017, Ms. Gentle and Messrs. Teague and Belhumeur received vested shares of Tellurian common stock under the Tellurian Inc. 2016 Omnibus Incentive Compensation Plan (as amended and restated from time to time, the “2016 Tellurian Plan”) as a performance bonus award.  On January 25, 2018, Mr. Teague received an award of restricted shares of Tellurian common stock subject to vesting upon the date of achievement of FID and the first and second anniversaries of FID.  Amounts reported represent the aggregate grant date fair value of the common stock awards calculated in accordance with FASB ASC Topic 718.  The grant date values have been determined based on assumptions and methodologies discussed in Notes 1 and 9 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(4)                                 On October 16, 2017, Ms. Gentle and Messrs. Teague, Lafargue, Belhumeur and Sharafeldin received non-qualified options under the 2016 Tellurian Plan.  One-third of each option award vests in three equal annual installments beginning on October 16, 2018.  The exercise price of the options was $10.32.  Amounts reported represent the aggregate grant date fair value of the option awards calculated in accordance with FASB ASC Topic 718.  The grant date values have been determined based on assumptions and methodologies discussed in Notes 1 and 9 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(5)                                 Although the amount of each NEO’s healthcare insurance premiums, healthcare deductible reimbursements, dental insurance premiums, vision premiums and secure parking fees were previously reported and included in “All Other Compensation” for the fiscal year ended December 31, 2017, the amounts have been excluded from such period in this proxy statement because the associated benefits are generally available on a non-discriminatory basis to all employees.  The amounts entitled “All Other Compensation” for 2018 are detailed in the following table:

Name	Perquisites and Other Personal Benefits (1)	Premiums for Life and Disability Insurance Plans (2)	Company Contributions to 401(k) Plans (3)	Total

Meg A. Gentle	$3,507	$3,077	$16,500	$23,084
R. Keith Teague	$3,507	$3,077	$16,500	$23,084
Antoine J. Lafargue	$4,088	$2,795	$16,500	$23,383
Daniel A. Belhumeur	$1,039	$2,889	$16,500	$20,428
Khaled A. Sharafeldin	$—	$2,795	$—	$2,795

(1)                                 Comprised of club memberships and family travel expenses.

(2)                                 Comprised of premiums for life and disability insurance.

(3)                                 Comprised of the value of the Company match in connection with the Company’s 401(k) defined contribution plan.

Grants of Plan-Based Awards

The following table summarizes grants of awards to the NEOs during the fiscal year ended December 31, 2018 and possible future payouts pursuant to those awards.

		Estimated future payouts under non-equity incentive plan awards	All other stock awards: Number of shares of stock	Exercise or base price of option	Grant date fair value of stock and
Name	Grant date	Target ($)	or units (#) (1)	awards ($/Sh)	option awards ($)

Meg A. Gentle	1/25/2018 (2)		61,601		$717,652
	4/17/2018 (3)	$14,000,000
	4/17/2018 (4)	$7,000,000
	4/17/2018 (5)	$7,000,000
	4/17/2018 (6)	$7,000,000

		Estimated future payouts under non-equity incentive plan awards	All other stock awards: Number of shares of stock	Exercise or base price of option a	Grant date fair value of stock and
Name	Grant date	Target ($)	or units (#) (1)	wards ($/Sh)	option awards ($)

R. Keith Teague	1/25/2018 (2)		61,601		$717,652
	1/25/2018 (7)		500,000		$5,825,000
	4/17/2018 (3)	$8,000,000
	4/17/2018 (4)	$4,000,000
	4/17/2018 (5)	$4,000,000
	4/17/2018 (6)	$4,000,000
Antoine J. Lafargue	1/25/2018 (2)		47,843		$557,371
	4/17/2018 (3)	$6,000,000
	4/17/2018 (4)	$3,000,000
	4/17/2018 (5)	$3,000,000
	4/17/2018 (6)	$3,000,000
Daniel A. Belhumeur	1/25/2018 (2)		51,334		$598,041
	4/17/2018 (3)	$6,000,000
	4/17/2018 (4)	$3,000,000
	4/17/2018 (5)	$3,000,000
	4/17/2018 (6)	$3,000,000
Khaled A. Sharafeldin	1/25/2018 (2)		47,227		$550,195
	4/17/2018 (3)	$1,800,000
	4/17/2018 (4)	$900,000
	4/17/2018 (5)	$900,000
	4/17/2018 (6)	$900,000

(1)                                 This Grant of Plan-Based Awards Table does not include the grant of shares of vested Tellurian common stock awarded to each of our NEOs in February 2019 as an annual discretionary bonus with respect to performance for 2018, as such grants were not made during the fiscal year ended December 31, 2018.  However, these bonuses are discussed under the heading “Components of Pay and 2018 Compensation Decisions—Discretionary Annual Bonus—2018 Annual Bonus Payouts.”

(2)                                 Represents shares of fully vested Tellurian common stock awarded to our NEOs on January 25, 2018 (with a grant date value equal to $11.65 per share) as a discretionary bonus with respect to performance in the fiscal year ended December 31, 2017.  Amounts reported represent the aggregate grant date fair value of the common stock awards calculated in accordance with FASB ASC Topic 718.  The grant date values have been determined based on assumptions and methodologies discussed in Notes 1 and 9 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(3)                                 Represents the value of a portion of the total cash incentive award under the Driftwood Incentive Program allocated to Phase 1 of Tellurian’s Driftwood terminal.  The Phase 1 portion of the award vests in four equal installments on each of the first four anniversaries of the Phase 1 NTP Date, subject to the NTP Date occurring by the Expiration Date.

(4)                                 Represents the value of a portion of the total cash incentive award under the Driftwood Incentive Program allocated to Phase 2 of Tellurian’s Driftwood terminal.  The Phase 2 portion of the award vests in four equal installments on each of the first four anniversaries of the Phase 2 NTP Date, subject to the NTP Date occurring by the Expiration Date.

(5)                                 Represents the value of a portion of the total cash incentive award under the Driftwood Incentive Program allocated to Phase 3 of Tellurian’s Driftwood terminal.  The Phase 3 portion of the award vests in four equal installments on each of the first four anniversaries of the Phase 3 NTP Date, subject to the NTP Date occurring by the Expiration Date.

(6)                                 Represents the value of a portion of the total cash incentive award under the Driftwood Incentive Program allocated to Phase 4 of Tellurian’s Driftwood terminal.  The Phase 4 portion of the award vests in four equal installments on each of the first four anniversaries of the Phase 4 NTP Date, subject to the NTP Date occurring by the Expiration Date.

(7)                                 Represents an award of restricted shares of Tellurian common stock to Mr. Teague as a special award for his efforts in completing the EPC contracts with Bechtel.

Outstanding Equity Awards at December 31, 2018

The following table summarizes information regarding unexercised options, stock that has not vested and equity incentive plan awards outstanding as of December 31, 2018 for each of the NEOs.

	Option Awards (1)					Stock Awards
Name	Number of securities underlying un- exercised options (#) exercisable	Number of securities underlying un- exercised options (#) Un- exercisable	Equity incentive plan awards: Number of securities underlying un- exercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (2)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (3)

Meg A. Gentle	53,666	107,334	—	$10.32	10/16/2027	—	—	3,250,000	22,587,500
R. Keith Teague	30,000	60,000	—	$10.32	10/16/2027	—	—	3,750,000	26,062,500
Antoine J. Lafargue	25,000	50,000	—	$10.32	10/16/2027	—	—	650,000	4,517,500
Daniel A. Belhumeur	26,666	53,334	—	$10.32	10/16/2027	—	—	1,170,000	8,131,500
Khaled A. Sharafeldin	19,333	38,667	__	$10.32	10/16/2027	—	—	526,500	3,659,175

(1)                                 Options will vest over the next two years in equal installments on October 16, 2019 and October 16, 2020.  If an NEO incurs a termination of service due to his or her death or “disability,” any unvested options will vest in full as of the date of termination (subject to compliance with certain obligations in the case of a termination due to “disability”) and remain exercisable for 12 months following termination.  If an NEO is terminated without “cause,” he or she will vest in a pro-rata portion of his or her award based on the number of days worked in the total vesting period (subject to compliance with certain obligations), which will remain exercisable for 90 days following termination.  If there is a “change of control” (or if any NEO is terminated without “cause” within one year following a “change of control”), the option award will vest in full as of the date of the “change of control” and remain exercisable until its expiration date.

(2)                                 This column represents awards of restricted shares of Tellurian common stock.  All such restricted share FID awards will vest in full upon FID, except for 500,000 restricted shares granted to Mr. Teague, which vest as follows: (i) 166,666 of such restricted shares will vest upon FID, and (ii) 166,667 of such restricted shares will vest each on the first and second anniversaries of FID.

(3)                                 Market or payout value based on the $6.95 closing price of Tellurian common stock on the Nasdaq on December 31, 2018.

Option Exercises and Stock Vested

The following table sets forth the aggregate dollar value realized by the NEOs upon the exercise of stock options and the vesting of stock awards during the fiscal year ended December 31, 2018.

	Stock awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)

Meg A. Gentle	61,601 (1)	$717,652
R. Keith Teague	61,601 (1)	$717,652
Antoine J. Lafargue	47,843 (1)	$557,371
	75,000 (2)	$708,250
Daniel A. Belhumeur	51,334 (1)	$598,041
Khaled A. Sharafeldin	47,227 (1)	$550,195

(1)                                 Represents shares of fully vested Tellurian common stock awarded to our NEOs on January 25, 2018 (with a grant date value equal to $11.65 per share) as a discretionary bonus with respect to performance in the fiscal year ended December 31, 2017.

(2)                                 Represents 75,000 restricted shares of Tellurian common stock that remained unvested under the Lafargue FID Restricted Stock Award that vested in six equal installments over the 18-month period beginning on February 13, 2017.  The final three tranches of this award vested in equal installments of 25,000 shares on February 12, 2018, May 10, 2018 and August 10, 2018.

Potential Payments upon Termination or Change of Control

Summary of Termination and Change of Control Benefits

As described above, we do not provide severance entitlements for any of our executive officers other than Mr. Lafargue, although certain of our long-term incentive awards contain specialized vesting provisions applicable in the event of a termination of employment or a “change of control.”  The following chart sets forth the effect of (i) various types of terminations and (ii) a “change of control” on Mr. Lafargue’s severance entitlement as well as under our long-term cash and equity incentive awards.

Disability	Death	Termination without Cause	Change of Control

Mr. Lafargue Employment Agreement
Continued payments of the then-current base salary through February 10, 2020, subject to execution of a general release of claims in favor of Tellurian.	Continued payments of the then-current base salary through February 10, 2020, subject to execution of a general release of claims in favor of Tellurian.	Continued payments of the then-current base salary through February 10, 2020, subject to execution of a general release of claims in favor of Tellurian.	No single-trigger severance.
Driftwood Incentive Program

Full vesting of any portion of any Driftwood Incentive Program award allocated to any Phase for which the applicable NTP Date has occurred as of the date of such termination or within one year thereafter.

Any portion of a Driftwood Incentive Program award that does not vest in accordance with these terms will be forfeited on the first anniversary of the date of termination of service.

Upon death before the occurrence of the NTP Date of a particular Phase, any portion of the Driftwood Incentive Program award allocated to such Phase will remain outstanding and eligible to become fully vested, subject to the occurrence of the applicable NTP Date before the Expiration Date.

Upon death on or after the occurrence of the NTP

Upon a “termination without cause” (which would include for each of our NEOs (other than Mr. Sharafeldin) certain terminations by the NEO) before the NTP Date for a particular Phase, any unvested portion of a Driftwood Incentive Program award allocated to such Phase will remain outstanding and eligible to vest in accordance with the regular vesting schedule (subject to the occurrence of the NTP Date

Upon the occurrence of a “change of control,” any unvested portion of any Driftwood Incentive Program award granted to our NEOs (other than Mr. Sharafeldin) will fully vest as of the date of the “change of control” if either (i) the applicable NEO has not experienced a termination of service prior to the “change of control” or (ii) subject to a release of claims and compliance with restrictive covenants, there

Disability	Death	Termination without Cause	Change of Control

Date for a particular Phase, any unvested portion of an award allocated to such Phase will vest in full as of the date of such termination of service.

on or before the Expiration Date).

Upon a “termination without cause” on or after the NTP Date for a particular Phase, any unvested portion of an award allocated to such Phase will remain outstanding and eligible to vest in accordance with the regular vesting schedule.

Continued vesting is subject to (i) compliance of the NEO with any restrictive covenants to which it is subject, and (ii) the NEO’s execution of a release of claims.

has been a “termination without cause” within six months prior to the date of the “change of control.”

Mr. Sharafeldin’s Driftwood Incentive Program award will only vest in connection with a “change of control” if Mr. Sharafeldin incurs a “termination without cause” during the 12-month period following a “change of control,” subject to his continued compliance with restrictive covenants and a release of claims.

Teague FID Award
Full vesting upon the date of such termination (subject to continued compliance with confidentiality obligations and restrictive covenants).	Full vesting upon the date of such termination.

Upon termination without “cause” before the FID date, any unvested portion of the award remains outstanding for five years following the date of termination, subject to his continued compliance with all confidentiality obligations and restrictive covenants and execution of a general release of claims.

Upon termination without “cause” on or after the FID date, any unvested portion of the award remains outstanding and vests in accordance with the regular vesting schedule, subject to his continued compliance with all confidentiality obligations and restrictive covenants and execution of a general release of claims.

Full vesting upon the date of a “change of control.”
Stock Option Awards
Full vesting upon the date of such termination (subject to continued compliance with confidentiality obligations and restrictive covenants).	Full vesting upon the date of such termination.

Upon termination without “cause,” vest in a pro-rata portion of stock option award based on the number of days worked in the total vesting period (subject to continued compliance with all confidentiality obligations and restrictive covenants and execution of a general release of claims).

Full vesting upon the date of a “change of control.”

Disability	Death	Termination without Cause	Change of Control

FID Restricted Stock Awards (Amended and Restated Tellurian Investments 2016 Omnibus Incentive Plan)

Any unvested shares of restricted stock remain outstanding and continue to be subject to vesting upon the occurrence of FID, and subject to Compensation Committee discretion to accelerate vesting following termination.

Any unvested shares of restricted stock remain outstanding and continue to be subject to vesting upon the occurrence of FID, subject to Compensation Committee discretion to accelerate vesting following termination.

Any unvested shares of restricted stock remain outstanding and continue to be subject to vesting upon the occurrence of FID, subject to Compensation Committee discretion to accelerate vesting following termination.

Upon the occurrence of a “change of control,” the Board or the Compensation Committee has the discretion to accelerate the vesting of all or any portion of the restricted stock award, cancel and cash out the restricted stock award, or issue substitute awards or otherwise assume and replace outstanding restricted stock awards.

Lafargue FID Restricted Stock Award

Any unvested shares of restricted stock remain outstanding and continue to be subject to vesting upon the occurrence of FID, subject to Compensation Committee discretion to accelerate vesting following termination.

Any unvested shares of restricted stock remain outstanding and continue to be subject to vesting upon the occurrence of FID, subject to Compensation Committee discretion to accelerate vesting following termination.

Any unvested shares of restricted stock remain outstanding and continue to be subject to vesting upon the occurrence of FID, subject to Compensation Committee discretion to accelerate vesting following termination.

Full vesting upon the date of a “change of control.”

Estimated Termination and Change of Control Benefits

The following table quantifies the benefits that would have been received by the NEOs in the event of a “change of control” and/or had they experienced a termination of employment under various circumstances as of December 31, 2018 under the terms of their incentive and equity awards in effect on such date and, in the case of Mr. Lafargue, his employment agreement in effect on such date.

Name	Outstanding Unvested Options (1)	Outstanding Driftwood Construction Incentive Program (2)	Outstanding Restricted Stock / RSUs	Severance Benefits (3)	Total

Meg A. Gentle
Retirement	—	—	—	—	—
Death, Disability	—	—	$22,587,500	—	$22,587,500
Termination without Cause	—	—	$22,587,500	—	$22,587,500
Termination for Good Reason	—	—	—	—	—
Change of Control without Termination	—	$35,000,000	$22,587,500	—	$57,587,500
Termination in connection with a Change of Control	—	$35,000,000	$22,587,500	—	$57,587,500
R. Keith Teague
Retirement	—	—	—	—	—
Death, Disability	—	—	$26,062,500	—	$26,062,500
Termination without Cause	—	—	$26,062,500	—	$26,062,500
Termination for Good Reason	—	—	—	—	—
Change of Control without Termination	—	$20,000,000	$26,062,500	—	$46,062,500
Termination in connection with a Change of Control	—	$20,000,000	$26,062,500	—	$46,062,500

Name	Outstanding Unvested Options (1)	Outstanding Driftwood Construction Incentive Program (2)	Outstanding Restricted Stock / RSUs	Severance Benefits (3)	Total

Antoine J. Lafargue
Retirement	—	—	—	—	—
Death, Disability	—	—	$4,517,500	$389,315	$4,906,815
Termination without Cause	—	—	$4,517,500	$389,315	$4,906,815
Termination for Good Reason	—	—	—	—	—
Change of Control without Termination	—	$15,000,000	$4,517,500	—	$19,517,500
Termination in connection with a Change of Control	—	$15,000,000	$4,517,500	$389,315	$19,906,815
Daniel A. Belhumeur
Retirement	—	—	—	—	—
Death, Disability	—	—	$8,131,500	—	$8,131,500
Termination without Cause	—	—	$8,131,500	—	$8,131,500
Termination for Good Reason	—	—	—	—	—
Change of Control without Termination	—	$15,000,000	$8,131,500	—	$23,131,500
Termination in connection with a Change of Control	—	$15,000,000	$8,131,500	—	$23,131,500
Khaled A. Sharafeldin
Retirement	—	—	—	—	—
Death, Disability	—	—	$3,659,175	—	$3,659,175
Termination without Cause	—	—	$3,659,175	—	$3,659,175
Termination for Good Reason	—	—	—	—	—
Change of Control without Termination	—	—	$3,659,175	—	$3,659,175
Termination in connection with a Change of Control	—	$4,500,000	$3,659,175	—	$8,159,175

(1)                                 All outstanding and unvested options held by our NEOs were underwater as of December 31, 2018 and the NEOs would, therefore, not be entitled to any payments with respect to their outstanding options upon the occurrence of a “change of control” or upon termination of employment for any reason as of December 31, 2018.

(2)                                 In the event of a “change of control,” the Driftwood Incentive Program awards granted to Ms. Gentle and Messrs. Teague, Lafargue and Belhumeur would fully vest and become payable, and the Driftwood Incentive Program awards granted to Mr. Sharafeldin would fully vest and become payable upon certain terminations of employment on or within 12 months following the “change of control.”  No NTP Dates have occurred as of December 31, 2018 and therefore, none of the NEOs have been entitled to any payments under their Driftwood Incentive Program awards solely upon a termination for any reason on December 31, 2018.  However, in the event that an NTP Date were to occur following certain terminations of employment, the NEOs would be eligible to earn payments with respect to the applicable Phase under their Driftwood Incentive Program awards.  If all of the NTP Dates had occurred as of December 31, 2018, our NEOs would have received the full amount of their Driftwood Incentive Program awards (the value of which is reflected in the above table for a “Termination in connection with a Change of Control”) upon a termination of their employment due to death or “disability.”  Our NEOs would also have received full payment of their Driftwood Incentive Program awards (with the same value) if all of the NTP Dates had occurred as of December 31, 2018 upon a “termination without cause” (which, for all of our NEOs except Mr. Sharafeldin, would include a termination by the NEO for good reason under certain circumstances), but the amounts would become vested and payable over time on the regularly scheduled vesting dates.  For more information regarding the treatment of the Driftwood Incentive Program awards upon the occurrence of a “change of control” or upon a termination of employment, see the chart above under the heading “Potential Payments upon Termination or Change of Control—Summary of Termination and Change of Control Benefits.”

(3)                                 Pursuant to his employment agreement, if Mr. Lafargue’s employment is terminated without “cause” or as a result of his death, he (or his estate, as applicable) is entitled to continued payment of his then-current base salary for the remainder of the three-year term of his employment agreement ending on February 10, 2020, subject to his execution of a general release of claims in favor of the Company.  The amount disclosed is based on Mr. Lafargue’s annual salary as in effect on December 31, 2018.  Effective as of February 17, 2019, Mr. Lafargue’s base salary was increased to $412,000 per year, and any salary continuation severance under his employment agreement for a qualifying termination on or after such date would reflect such increased base salary.

Non-Employee Director Compensation

Our non-employee director compensation program is intended to attract and retain highly qualified individuals to serve on our Board and provide valuable leadership on strategic initiatives that are critical to growing our business and increasing stockholder value.  For the fiscal year ended December 31, 2018, each of our non-employee directors received restricted stock awards under the 2016 Tellurian Plan with a grant date value of approximately $200,000.  The restricted stock vests in substantially equal quarterly installments over a one-year period following the grant date, subject to the director’s continued service.  Unvested shares of restricted stock become fully vested upon termination of service due to death or disability, or without cause or upon the occurrence of a change of control.

The Board believes that compensating directors with restricted stock awards is appropriate because it directly links our directors’ interests to those of our stockholders and also enables our directors to obtain meaningful ownership of our stock through their service on the Board.  The Compensation Committee, which is responsible for recommending non-employee director compensation to the Board, reviewed the competitiveness of our non-employee director compensation program in early 2018.  In connection with its review, the Compensation Committee considered peer company director compensation data compiled by Pearl Meyer.  Following its review, the Compensation Committee determined that it was appropriate to continue to compensate non-employee directors using only restricted stock awards.

Ms. Gentle does not receive any additional compensation for her service as a member of our Board.

2018 Director Compensation Table

The table below summarizes the compensation paid to each director who was not an employee of the Company for the year ended December 31, 2018.

Name	Stock Awards (1)	All Other Compensation (2)	Total

Charif Souki	$199,084	$2,923	$202,007
Martin J. Houston	$199,084	$3,215	$202,299
Dillon J. Ferguson	$199,084	$ —	$199,084
Diana Derycz-Kessler	$199,084	$ —	$199,084
Brooke A. Peterson	$199,084	$ —	$199,084
Don A. Turkleson	$199,084	$ —	$199,084
Jean Jaylet (3)	$ —	$ —	$ —
Eric P. Festa (4)	$ —	$ —	$ —

(1)                                 The amounts in this column represent the grant date fair value of restricted stock awards granted to non-employee directors in 2018.  The value is calculated in accordance with FASB ASC 718.  The assumptions used in determining the grant date fair values of these awards are set forth in Notes 1 and 9 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC.  On June 6, 2018, each director received a grant of 18,115 shares of restricted stock that vest in substantially equal quarterly installments over the one-year period following the grant date.

The number of shares of unvested restricted stock held as of December 31, 2018 by each non-employee director for fiscal 2018 is detailed in the following table:

Name	Unvested Shares of Restricted Stock
Charif Souki	9,058
Martin J. Houston	9,058
Dillon J. Ferguson	9,058
Diana Derycz-Kessler	9,058
Brooke A. Peterson	9,058
Don A. Turkleson	9,058
Jean Jaylet (3)	—
Eric P. Festa (4)	—

(2)                                 All other compensation is comprised of club memberships for Mr. Souki and Mr. Houston.

(3)                                 Mr. Jaylet resigned from the Board effective as of December 5, 2018.  Mr. Jaylet received no compensation from us for his service during 2018.  Until his resignation, Mr. Jaylet served as the TOTAL designee on the Board pursuant to the 2017 TOTAL Voting Agreement.

(4)                                 Mr. Festa was appointed to the Board effective as of December 5, 2018.  Mr. Festa received no compensation from us for his service during 2018.  Mr. Festa is the current TOTAL designee on the Board pursuant to the 2017 TOTAL Voting Agreement.

Pay Ratio Disclosure

The following disclosure provides the median of the annual total compensation of all of Tellurian’s employees (excluding our CEO), the annual total compensation of our CEO and the resulting ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of Tellurian’s employees (excluding our CEO) for the fiscal year ended December 31, 2018:

	CEO Compensation	Median Employee Compensation
	$1,264,750	$255,321
Ratio of CEO pay to pay of median employee

As of December 31, 2018, our total population consisted of 172 employees (including our CEO).  Our CEO to median employee pay ratio is a reasonable estimate calculated in accordance with Item 402(u) of Regulation S-K.  To identify the median compensated employee, we used the aggregation of base salary or total wages (including overtime compensation) and target annual incentive bonus (expressed as a percentage of salary or annualized total wages (including overtime compensation)).  We used target annual incentive bonus rather than actual bonus payments to identify the median employee due to the large number of employees hired throughout the year, as use of target bonus provides a normalized, consistent and more accurate representation of the pay distribution of our workforce when considering such individuals.  We also annualized base salary and wages for those individuals not employed for a full year in 2018, where SEC rules permitted, for purposes of identifying our median employee, in recognition of the significant number of new hires who were employed and compensated for only part of 2018.  We excluded four non-U.S. employees, consisting of three employees in Singapore and one employee in Hungary, who accounted for all of the employees in those countries and less than 5% of our total employee population from our analysis.  For purposes of calculating our pay ratio, compensation of the CEO and our median employee was determined by including employer retirement contributions and the value of certain insurance premiums.

Equity Compensation Plan Information

The following table provides information about our equity compensation plans as of December 31, 2018.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders:
Amended and Restated Tellurian Inc. 2016 Omnibus Incentive Compensation Plan	1,987,882	$10.32	25,539,920	(1)
Magellan Petroleum Corporation 2012 Omnibus Incentive Compensation Plan	49,998	$14.40	—
Magellan Petroleum Corporation 1998 Stock Incentive Plan	87,500	$17.92	—
Equity compensation plans not approved by security holders	—	$ —	—
Total	2,125,380	$10.73	25,539,920

(1)         In determining the number of securities remaining available for future issuance under the 2016 Tellurian Plan, shares subject to awards of options or stock appreciation rights are counted as 0.4 shares for every share granted, and shares subject to other types of awards are counted as one share for every share granted.  The 25,539,920 figure noted in the table above assumes that all future issuances under the 2016 Tellurian Plan are in the form of awards other than options or stock appreciation rights.  If all future issuances under the 2016 Tellurian Plan were in the form of awards of options or stock appreciation rights, then there would be 63,849,800 securities remaining available for future issuance under the 2016 Tellurian Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company recognizes that transactions in which the Company participates and any of the Company’s directors, executive officers or substantial security holders have a direct or indirect material interest can present potential or actual conflicts of interest.  The Audit Committee Charter requires the Audit Committee to review and approve any related party transaction for which disclosure would be required pursuant to Item 404 of Regulation S-K.

Set forth below is a description of all transactions between the Company and such related persons since January 1, 2018 that are required to be disclosed under Item 404 of Regulation S-K.

Cheniere Litigation

In July 2017, Tellurian Investments, Driftwood LNG LLC (“Driftwood LNG”), Martin Houston, and three other individuals were named as third-party defendants in a lawsuit filed in state court in Harris County, Texas, between Cheniere Energy, Inc. and one of its affiliates, on the one hand (collectively, “Cheniere”), and Parallax Enterprises and certain of its affiliates (not including Parallax Services LLC, now known as Tellurian Services LLC (“Tellurian Services”)) on the other hand (collectively, “Parallax”).  In

October 2017, Driftwood Pipeline LLC (“Driftwood Pipeline”) and Tellurian Services were also named by Cheniere as third-party defendants.  Cheniere alleges that it entered into a note and a pledge agreement with Parallax.  Cheniere claims that the third-party defendants tortiously interfered with the note and pledge agreement and aided in the fraudulent transfer of Parallax assets.  Cheniere is seeking unspecified amounts of monetary damages and certain equitable relief.  We believe that Cheniere’s claims against Tellurian Investments, Driftwood LNG, Driftwood Pipeline and Tellurian Services are without merit and do not expect the resolution of the suit to have a material effect on our results of operations or financial condition.  Trial has been set for June 2019.  Mr. Houston, a co-defendant in the lawsuit with Tellurian Investments, Driftwood LNG, Driftwood Pipeline, and Tellurian Services, is a director of the Company and beneficial owner of more than 5% of Tellurian’s issued and outstanding common stock.

Tarek Souki Employment Agreement

On July 28, 2016, the board of directors of Tellurian Investments approved the employment agreement between Tarek Souki, the son of Charif Souki, and Tellurian LNG UK Ltd, a wholly owned subsidiary of Tellurian Investments (“Tellurian UK”).  Tarek Souki serves as Senior Vice President, LNG Marketing and Trading of Tellurian UK in the Company’s London office.  Mr. Souki’s employment agreement (under U.K. law) with Tellurian UK dated August 5, 2016 (the “T. Souki Employment Agreement”) provides for an annual base salary of £267,000.  Mr. Souki received a signing bonus of £89,000 upon entering into the T. Souki Employment Agreement.  The T. Souki Employment Agreement also provides for an annual target bonus of 150% of Mr. Souki’s base salary with a stretch target bonus of 200% of his base salary.  The annual bonus is purely discretionary on the part of Tellurian UK and will be based on achievement of various performance milestones of Tellurian UK, Tellurian Investments and Mr. Souki.  The T. Souki Employment Agreement is terminable by either party upon six months’ written notice and by Tellurian UK for “Cause” (as defined in the T. Souki Employment Agreement).  In connection with the T. Souki Employment Agreement, Mr. Souki was granted 500,000 shares of Tellurian Investments restricted common stock pursuant to the Amended and Restated Tellurian Investments 2016 Omnibus Incentive Plan (the “2016 Tellurian Investments Plan”).  These restricted shares converted into 650,000 shares of Tellurian common stock in the Merger and do not vest until FID.  The T. Souki Employment Agreement does not have a fixed term and is continuously subject to termination under the terms of the agreement.

On February 8, 2017, Tellurian UK entered into a letter amendment (the “T. Souki Amendment”) to the T. Souki Employment Agreement.  Pursuant to the T. Souki Amendment, Mr. Souki’s annual discretionary bonus entitlement was modified such that his target annual bonus decreased from 150% of his base salary to 100% of his base salary, and his stretch target bonus decreased from 200% of his base salary to 150% of his base salary.  In consideration for the entry into the T. Souki Amendment, the compensation committee of the board of directors of Tellurian Investments approved a grant of 76,923 vested shares of common stock of Tellurian Investments under the 2016 Tellurian Investments Plan.  The grant was made on February 8, 2017, pursuant to the terms of the 2016 Tellurian Investments Plan and the award agreement entered into with Mr. Souki.  These shares of vested stock were converted into 100,000 shares of Tellurian common stock in the Merger.

On November 21, 2017, Tellurian UK paid £51,044 in taxes on behalf of Mr. Souki in connection with the 500,000 shares of Tellurian Investments restricted common stock issued to him in 2016.

On January 25, 2018, the Board, upon the recommendation of the Compensation Committee, approved, (i) effective as of February 1, 2018, a fiscal 2018 base salary increase of £17,000 (from £267,000 to £284,000) for Mr. Souki and (ii) a grant under the 2016 Tellurian Plan of 51,334 vested shares of Tellurian common stock to Mr. Souki in connection with an annual performance bonus for the fiscal year ended December 31, 2017.  On April 17, 2018, Mr. Souki received a cash incentive award under the

Driftwood Incentive Program with an aggregate value of $15,000,000, which will be earned in tranches based upon the notice to proceed with respect to the various construction phases of the Driftwood terminal ($6,000,000 for Phase 1 and $3,000,000 for each of Phases 2, 3 and 4).  On February 26, 2019, the Board, upon the recommendation of the Compensation Committee, approved, (i) effective as of February 17, 2019, a fiscal 2019 base salary increase of £8,518 (from £284,000 to £292,518) for Mr. Souki and (ii) a grant under the 2016 Tellurian Plan of 39,960 vested shares of Tellurian common stock to Mr. Souki in connection with an annual performance bonus for the fiscal year ended December 31, 2018.

TOTAL Transactions

On April 3, 2019, the Company entered into the Tellurian CSPA with TOTAL.  See “Proposal 2—Share Issuance Proposal—Overview” for a description of that agreement and the related 2019 TOTAL Voting Agreements.

Also on April 3, 2019, the Company entered into a Heads of Agreement (the “HOA”) with TOTAL pursuant to which each party agreed to use good faith and commercially reasonable efforts to enter into definitive documents by June 15, 2019 relating to (i) a $500 million investment by TOTAL in the Phase I Driftwood LNG Project (the “Contribution Agreement”), (ii) a related sales and purchase agreement pursuant to which TOTAL will have the right to purchase 1.0 million tonnes per annum (“mtpa”) of LNG from the Driftwood terminal (the “Driftwood SPA”) and (iii) a 15-year sales and purchase agreement pursuant to which TOTAL will have the right to acquire a further 1.5 mtpa of LNG from Tellurian or one of its affiliates free on board at prices based on the Platts Japan Korea Marker (the “JKM SPA”).  The HOA will expire pursuant to its terms on December 31, 2019.  The HOA contemplates that the transactions provided for by the Contribution Agreement, the Driftwood SPA and the JKM SPA will be subject to certain conditions precedent, including Phase I FID.

The HOA also contemplates (i) a management fee to be paid to Tellurian, (ii) certain governance rights of TOTAL at the Driftwood Project level and (iii) a “most favored nations” clause.  There can be no assurance that the parties will enter into definitive agreements on the terms contemplated by the HOA or at all.  In particular, achieving Phase I FID will require substantial amounts of financing in addition to that contemplated by the HOA and related agreements, and Tellurian believes that it may enter into discussions with potential sources of such financing and TOTAL in order to achieve commercial terms acceptable to all parties.  Accordingly, the definitive agreements contemplated by the HOA, if entered into, may have terms that differ significantly from those set forth in the HOA.

Currently, TOTAL beneficially owns approximately 19% of the outstanding shares of common stock of the Company and Eric Festa, a director of the Company, is the Vice President of Asset Management of the Gas Division of TOTAL S.A.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

The following table sets forth the number of shares of Tellurian common stock owned beneficially by each director and named executive officer of the Company as of April 12, 2019 (unless another date is specified by footnote below), and by all current directors and executive officers of Tellurian as a group:

	Amount and Nature of Beneficial Ownership *
Name of Individual or Group (a)	Shares		Percent of Class (b)

Charif Souki, Chairman	54,598,728	(c)	22.6%
Brooke A. Peterson, Director	26,593,479	(d)	11.0%
Martin J. Houston, Vice Chairman	23,538,893	(e)	9.7%
Meg A. Gentle, President and Chief Executive Officer	11,887,337	(f)	4.9%
R. Keith Teague, Executive Vice President and Chief Operating Officer	6,466,287	(g)	2.7%
Diana Derycz-Kessler, Director	2,205,143	(h)	**
Daniel A. Belhumeur, General Counsel and Chief Compliance Officer	1,268,907	(i)	**
Antoine J. Lafargue, Senior Vice President and Chief Financial Officer	859,962	(j)	**
Khaled A. Sharafeldin, Chief Accounting Officer	653,027	(k)	**
Dillon J. Ferguson, Director	214,593		**
Don A. Turkleson, Director	172,224		**
Eric P. Festa, Director	0		**
Current Directors and Executive Officers as a Group (a total of 12 persons)	102,458,580		42.3%

*                                         Unless otherwise indicated, each person listed has the sole power to vote and dispose of the shares listed.  Pursuant to Rule 13d-3 under the Exchange Act, beneficial ownership includes shares as to which the individual or entity has or shares voting power or investment power, and any shares that the individual or entity has the right to acquire within 60 days of April 12, 2019, including through the exercise of any option, warrant, or right.  For each individual or entity that holds options, warrants or rights to acquire shares, the shares of Tellurian common stock underlying those securities are treated as owned by that holder and as outstanding shares when that holder’s percentage ownership of Tellurian common stock is calculated.  That Tellurian common stock is not treated as outstanding when the percentage ownership of any other holder is calculated.

**                                  The percent of class owned is less than 1%.

(a)                                 Except as otherwise indicated below, the address and telephone number of each of these persons is c/o Tellurian Inc., 1201 Louisiana Street, Suite 3100, Houston, Texas 77002 and (832) 962-4000, respectively.

(b)                                 Based on a total of 242,063,897 shares of Tellurian common stock outstanding as of April 12, 2019.

(c)                                  Includes 26,000,000 shares of Tellurian common stock held by the Souki Family 2016 Trust.  Mr. Souki is the trustee of the Souki Family 2016 Trust and thus has sole dispositive power over the 26,000,000 shares of Tellurian common stock held by the Souki Family 2016 Trust.  In January 2017, Mr. Souki and the Souki Family 2016 Trust entered into the 2017 TOTAL Voting Agreement.  In April 2019, Mr. Souki and the Souki Family 2016 Trust entered into a 2019 TOTAL Voting Agreement.  As part of a collateral package to secure a loan for certain real estate investments, Mr. Souki has pledged 25,000,000 shares of Tellurian common stock.  As part of a collateral package to secure financing for various investments, the Souki Family 2016 Trust has pledged 23,000,000 shares of Tellurian common stock.

(d)                                 Includes (i) 593,479 shares of Tellurian common stock held by Brooke Peterson and (ii) 26,000,000 shares of Tellurian common stock held by the Souki Family 2016 Trust.  Charif Souki is the trustee of the Souki Family 2016 Trust, and its voting rights are controlled by the majority vote of Tarek Souki, Karim Souki, Christopher Souki and Lina Souki, all of whom are beneficiaries of the trust and members of the Souki family.  One other member of the Souki family who is currently a minor will obtain voting rights upon turning 25 years old.  Brooke Peterson has been granted an irrevocable power of attorney to vote the shares held by the Souki Family 2016 Trust until December 31, 2020.  As part of a collateral package to secure financing for various investments, the Souki Family 2016 Trust has pledged 23,000,000 shares of Tellurian common stock.

(e)                                  Includes (i) 650,000 shares of Tellurian common stock held by T.B.D. MH Family Trust LLC, of which Mr. Houston is the sole member and has sole voting and dispositive power and (ii) 1,300,000 shares of Tellurian common stock owned by Mr. Houston’s wife for which Mr. Houston has shared voting and dispositive power.  In January 2017, Mr. Houston entered into the 2017 TOTAL Voting Agreement.  In April 2019, Mr. Houston entered into a 2019 TOTAL Voting Agreement.  Mr. Houston has pledged 7,000,000 shares of Tellurian common stock to a bank to secure a line of credit.  Under certain circumstances, up to 1,000,000 additional shares of Tellurian common stock may be pledged by Mr. Houston to the bank.

(f)                                   Includes (i) 3,250,000 shares of restricted common stock that vest upon FID and (ii) 53,666 shares subject to options exercisable within 60 days of April 12, 2019.

(g)                                  Includes (i) 1,301,300 shares held in a grantor retained annuity trust (“GRAT”), of which Mr. Teague is the trustee and sole annuitant, and his spouse and children are the beneficiaries; (ii) 1,301,300 shares held in a GRAT, of which Mr. Teague is the trustee, his spouse is the sole annuitant, and his spouse and children are the beneficiaries; (iii) 3,416,666 shares of restricted common stock that vest upon FID; (iv) 166,667 shares of restricted common stock that vest upon each of the one-year and two-year anniversaries of FID; and (v) 30,000 shares subject to options exercisable within 60 days of April 12, 2019.

(h)                                 Includes (i) 2,150,000 shares of Tellurian common stock held by Bristol Investment Fund, Ltd., a Cayman Islands company (“BIF”) that is affiliated with Ms. Derycz-Kessler and her spouse; (ii) 524 shares held by her son in a custodial account of which her spouse is the custodian; and (iii) 89 shares held by her spouse and stepdaughter as joint tenants.  The spouse of Ms. Derycz-Kessler has sole voting and dispositive power over the shares of Tellurian common stock held by each of BIF and her son.  The spouse of Ms. Derycz-Kessler has shared voting and dispositive power over the shares held by her spouse and stepdaughter.

(i)                                     Includes (i) 1,170,000 shares of restricted common stock that vest upon FID and (ii) 26,666 shares subject to options exercisable within 60 days of April 12, 2019.

(j)                                    Includes (i) 650,000 shares of restricted common stock that vest upon FID and (ii) 25,000 shares subject to options exercisable within 60 days of April 12, 2019.

(k)                                 Includes (i) 526,500 shares of restricted common stock that vest upon FID and (ii) 19,333 shares subject to options exercisable within 60 days of April 12, 2019.

Holders of More Than 5% of Tellurian Common Stock

The following table sets forth information (as of the date indicated) as to all persons or groups known to Tellurian to be beneficial owners of more than 5% of issued and outstanding shares of Tellurian common stock as of April 12, 2019.

Name and Address of Beneficial Holder	Shares Beneficially Owned		Percent of Class (a)

Charif Souki 1201 Louisiana, Suite 3100 Houston, Texas 77002	54,598,728	(b)	22.6%
TOTAL S.A., 2, place Jean Miller, La Défense 6, 92400 Courbevoie, France TOTAL Delaware, Inc., 1201 Louisiana Street, Suite 1800, Houston, Texas 77002	45,999,999	(c)	19.0%
Brooke A. Peterson P.O. Box 4068 Aspen, Colorado 81612	26,593,479	(d)	11.0%

Name and Address of Beneficial Holder	Shares Beneficially Owned		Percent of Class (a)

Souki Family 2016 Trust P.O. Box 4068 Aspen, Colorado 81612	26,000,000	(e)	10.7%
Martin J. Houston 1201 Louisiana, Suite 3100 Houston, Texas 77002	23,538,893	(f)	9.7%

(a)                                 Based on a total of 242,063,897 shares of Tellurian common stock outstanding as of April 12, 2019.

(b)                                 Includes 26,000,000 shares of Tellurian common stock held by the Souki Family 2016 Trust.  Mr. Souki is the trustee of the Souki Family 2016 Trust and thus has sole dispositive power over the 26,000,000 shares of Tellurian common stock held by the Souki Family 2016 Trust.  In January 2017, Mr. Souki and the Souki Family 2016 Trust entered into the 2017 TOTAL Voting Agreement.  In April 2019, Mr. Souki and the Souki Family 2016 Trust entered into a 2019 TOTAL Voting Agreement.  As part of a collateral package to secure a loan for certain real estate investments, Mr. Souki has pledged 25,000,000 shares of Tellurian common stock.  As part of a collateral package to secure financing for various investments, the Souki Family 2016 Trust has pledged 23,000,000 shares of Tellurian common stock.

(c)                                  This information is based on a Schedule 13D/A filed on April 5, 2019 by TOTAL S.A. and TOTAL Delaware, Inc., each of which has shared voting and dispositive power over the shares listed.

(d)                                 Includes (i) 593,479 shares of Tellurian common stock held by Brooke Peterson and (ii) 26,000,000 shares of Tellurian common stock held by the Souki Family 2016 Trust.  Charif Souki is the trustee of the Souki Family 2016 Trust, and its voting rights are controlled by the majority vote of Tarek Souki, Karim Souki, Christopher Souki and Lina Souki, all of whom are beneficiaries of the trust and members of the Souki family.  One other member of the Souki family who is currently a minor will obtain voting rights upon turning 25 years old.  Brooke Peterson has been granted an irrevocable power of attorney to vote the shares held by the Souki Family 2016 Trust until December 31, 2020.  As part of a collateral package to secure financing for various investments, the Souki Family 2016 Trust has pledged 23,000,000 shares of Tellurian common stock.

(e)                                  In January 2017, the Souki Family 2016 Trust and Mr. Souki entered into the 2017 TOTAL Voting Agreement.  In April 2019, the Souki Family 2016 Trust and Mr. Souki entered into a 2019 TOTAL Voting Agreement.  As part of a collateral package to secure financing for various investments, the Souki Family 2016 Trust has pledged 23,000,000 shares of Tellurian common stock.

(f)                                   Includes (i) 650,000 shares of Tellurian common stock held by T.B.D. MH Family Trust LLC, of which Mr. Houston is the sole member and has sole voting and dispositive power and (ii) 1,300,000 shares of Tellurian common stock owned by Mr. Houston’s wife for which Mr. Houston has shared voting and dispositive power.  In January 2017, Mr. Houston entered into the 2017 TOTAL Voting Agreement.  In April 2019, Mr. Houston entered into a 2019 TOTAL Voting Agreement.  Mr. Houston has pledged 7,000,000 shares of Tellurian common stock to a bank to secure a line of credit.  Under certain circumstances, up to 1,000,000 additional shares of Tellurian common stock may be pledged by Mr. Houston to the bank.

In January 2017, Tellurian, Tellurian Investments, TOTAL, Charif Souki, the Souki Family 2016 Trust and Martin Houston entered into the 2017 TOTAL Voting Agreement pursuant to which Mr. Souki, the Souki Family 2016 Trust and Mr. Houston agreed to vote all shares of Tellurian stock they own in favor of a director nominee designated by TOTAL for so long as TOTAL owns not less than 10% of the outstanding shares of Tellurian Investments common stock or Tellurian common stock, as applicable.  In April 2019, in connection with the execution of the Tellurian CSPA, Tellurian entered into two 2019 TOTAL Voting Agreements.  The first 2019 TOTAL Voting Agreement was entered into by and among Tellurian, TOTAL, and each of Mr. Souki, the Souki 2016 Family Trust, and Mr. Houston in their capacity as Tellurian stockholders, and obligates each of those parties, subject to certain exceptions, to vote any Tellurian equity securities that they hold in favor of the Share Issuance Proposal.  The second 2019 TOTAL Voting Agreement was entered into by and between Tellurian and TOTAL, and obligates TOTAL, subject to certain exceptions, to vote any Tellurian equity securities that it holds in favor of the Share Issuance Proposal.  TOTAL, Mr. Souki, the Souki Family 2016 Trust, and Mr. Houston collectively own 124,137,620 shares, or approximately 51.3% of the outstanding shares, of Tellurian common stock.  The amounts reflected in the above table do not include shares TOTAL may be deemed to beneficially own as a result of the TOTAL Voting Agreements.

Holders of More Than 5% of Tellurian Preferred Stock

The following table sets forth information (as of the date indicated) as to all persons or groups known to Tellurian to be beneficial owners of more than 5% of issued and outstanding shares of Preferred Stock as of April 12, 2019.

Name and Address of Beneficial Holder	Shares Beneficially Owned		Percent of Class (a)

BDC Oil and Gas Holdings, LLC 12011 Sunset Hills Road Reston, Virginia 20190	6,123,782	(b)	100.0%

(a)                                 Based on a total of 6,123,782 shares of Preferred Stock outstanding as of April 12, 2019.

(b)                                 On March 21, 2018, Tellurian entered into a preferred stock purchase agreement with BDC Oil and Gas Holdings, LLC (“Bechtel Holdings”), a Delaware limited liability company and an affiliate of Bechtel, pursuant to which Bechtel Holdings purchased, and Tellurian sold and issued to Bechtel Holdings, 6,123,782 shares of Preferred Stock.  In exchange for the Preferred Stock, Bechtel agreed to discharge $50 million in liabilities associated with detailed engineering services for the Driftwood Project.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who beneficially own more than 10% of the Company’s common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC.  Such persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms filed by such persons.  Based solely on copies of forms received by it, or written representations from certain reporting persons that no such filings were required for those persons, or other information of which the Company is aware, the Company believes that, during 2018, its executive officers, directors, and greater than 10% beneficial owners timely filed all reports they were required to file under Section 16(a) of the Exchange Act, except that (i) on February 27, 2018, Khaled Sharafeldin filed a late Form 4 to report the withholding of shares on March 24, 2017 to satisfy the tax liability associated with the vesting of restricted stock; and (ii) on February 27, 2018, Diana Derycz-Kessler filed a late Form 4 to report purchases of shares on January 17, 2018 and February 9, 2018 by her son and by her spouse and stepdaughter, respectively.

FUTURE STOCKHOLDER PROPOSALS

If a stockholder wishes to have a proposal included in the notice of annual meeting and related proxy statement for the Company’s 2020 annual meeting of stockholders, the stockholder must follow the procedures set forth in Rule 14a-8 under the Exchange Act and submit the proposal to the Company no later than December 24, 2019.  The fact that a stockholder proposal is received in a timely manner does not ensure its inclusion in the proxy materials since such proposal must satisfy all requirements in the proxy rules relating to such inclusion.

If a stockholder wishes to present a proposal or nominate a candidate for director at the Company’s 2020 annual meeting of stockholders and the proposal or nomination is not intended to be included in the Company’s proxy statement and form of proxy relating to that meeting, the stockholder must give advance notice to the Company within the time periods set forth in the Company’s bylaws and must comply with the other requirements set forth in the bylaws.  Subject to certain exceptions, to be timely under the bylaws, a proposal must be received not fewer than 90, and not more than 120, days prior to the first anniversary of the prior year’s annual meeting of stockholders, or, in the case of the 2020 annual meeting of stockholders, between February 5, 2020 and March 6, 2020.

All stockholder proposals should be submitted to the Company’s Corporate Secretary at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002.

OTHER BUSINESS

Tellurian knows of no other matters to be presented at the Meeting.  If any other matter properly comes before the Meeting, the appointed proxies will vote the proxies in accordance with their best judgment.

HOUSEHOLDING OF PROXY MATERIALS

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.  Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card.  Once a stockholder has received notice from his or her broker that it will be householding materials, householding will continue until the stockholder is notified otherwise or revokes consent.  If at any time a stockholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, the stockholder should notify his or her broker.  If a stockholder would like to receive a separate copy of this proxy statement or accompanying notice of annual meeting of stockholders or Annual Report on Form 10-K for the fiscal year ended December 31, 2018, he or she should contact the Company by writing to the Corporate Secretary, Tellurian Inc., 1201 Louisiana Street, Suite 3100, Houston, Texas 77002.

WHERE YOU CAN FIND MORE INFORMATION

Tellurian files annual, quarterly and current reports, proxy statements and other information with the SEC.  Tellurian’s SEC filings are available to the public from commercial document-retrieval services and free of charge from the SEC’s website at http://www.sec.gov and at Tellurian’s website at http://www.tellurianinc.com.  Tellurian also makes available free of charge any of its SEC filings by mail.

For a mailed copy of a report, please contact Tellurian Inc., Investor Relations, 1201 Louisiana Street, Suite 3100, Houston, Texas 77002.

By Order of the Board of Directors,

Meredith S. Mouer, Senior Vice President, Deputy General Counsel and Corporate Secretary •, 2019

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 4, 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. TELLURIAN INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 4, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E75572-P22522 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TELLURIAN INC. The Board of Directors of Tellurian Inc. (the "Company") recommends you vote FOR the following: For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. All All 1. To elect the three nominees identified in the enclosed proxy statement as members of the Board of Directors of the Company, each to hold office for a three-year term expiring at the 2022 annual meeting of stockholders: Nominees: 01) 02) 03) Brooke A. Peterson Charif Souki Don A. Turkleson For Against Abstain 2. To approve, for purposes of Nasdaq Listing Rule 5635, the issuance by the Company of shares of common stock of the Company to TOTAL Delaware, Inc., pursuant to the terms of the Common Stock Purchase Agreement, dated April 3, 2019, by and between the Company and TOTAL Delaware, Inc. 3. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019. NOTE: To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof. Yes No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 4568730.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report are available at www.proxyvote.com. E75573-P22522 TELLURIAN INC. Annual Meeting of Stockholders Wednesday, June 5, 2019 at 8:30 a.m. Central Daylight Time This proxy is solicited by or on behalf of the Board of Directors The undersigned stockholder(s) hereby appoint(s) Daniel A. Belhumeur and Meredith S. Mouer, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common and/or preferred stock that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. CDT on Wednesday, June 5, 2019, at the Petroleum Club of Houston, located at 1201 Louisiana Street, 35th Floor, Houston, TX 77002, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.